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                                          EXECUTION COPY

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                               CREDIT AGREEMENT

                                 BY AND AMONG

                    KORN/FERRY INTERNATIONAL ("BORROWER"),

           THE LENDERS PARTIES HERETO FROM TIME TO TIME ("LENDERS"),

            THE ISSUING BANKS REFERRED TO HEREIN ("ISSUING BANKS")

                                      AND

             MELLON BANK, N.A., AS AGENT FOR THE LENDERS ("AGENT")






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                         DATED AS OF FEBRUARY 12, 1999

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

                               Table of Contents
                               -----------------

Section                               Title                                                                    Page
-------                               -----                                                                    ----
ARTICLE I DEFINITIONS; CONSTRUCTION............................................................................   1

     1.1  Certain Definitions......... ........................................................................   1
     1.2  Construction.........................................................................................  14
     1.3  Accounting Principles................................................................................  15

ARTICLE II THE CREDITS.........................................................................................  15

     2.1  Revolving Credit Loans...............................................................................  15
     2.2  Revolving Credit Commitment Fee......................................................................  16
     2.3  Making of Loans......................................................................................  16
     2.4  Interest Rates.......................................................................................  17
     2.5  Conversion or Renewal of Interest Rate Options.......................................................  20
     2.6  Prepayments Generally................................................................................  21
     2.7  Optional Prepayments.................................................................................  21
     2.8  Mandatory Prepayments; Reductions in Revolving Credit Committed Amounts..............................  21
     2.9  Interest Payment Dates...............................................................................  23
     2.10 Pro Rata Treatment; Payments Generally...............................................................  23
     2.11 Additional Compensation in Certain Circumstances.....................................................  23
     2.12 Taxes................................................................................................  25
     2.13.Funding by Branch, Subsidiary or Affiliate...........................................................  26

ARTICLE III THE LETTER OF CREDIT SUBFACILITY...................................................................  27

     3.1  The Letter of Credit Subfacility.....................................................................  27
     3.2  Procedure for Issuance and Amendment of Letters of Credit............................................  28
     3.3  Letter of Credit Participating Interests.............................................................  29
     3.4  Letter of Credit Drawings and Reimbursements.........................................................  30
     3.5  Obligations Absolute.................................................................................  31
     3.6  Additional Compensation in Certain Circumstances.....................................................  32
     3.7  Further Assurances...................................................................................  32
     3.8  Letter of Credit Agreement and Applications..........................................................  32
     3.9  Cash Collateral for Letters of Credit................................................................  32
     3.10 Indemnification of Issuing Banks.....................................................................  33
     3.11 The Issuing Banks and the Lenders....................................................................  33

ARTICLE IV REPRESENTATIONS AND WARRANTIES......................................................................  35

     4.1  Corporate Status.....................................................................................  35
     4.2  Corporate Power and Authorization....................................................................  35
     4.3  Execution and Binding Effect.........................................................................  35
     4.4  Governmental Approvals and Filings...................................................................  35
     4.5  Absence of Conflicts.................................................................................  36
     4.6  Audited Financial Statements.........................................................................  36
     4.7  Interim Financial Statements.........................................................................  37
     4.8  Regional Financial Statements........................................................................  37
     4.9  Absence of Undisclosed Liabilities...................................................................  37
     4.10 Absence of Material Adverse Changes..................................................................  37

     4.11  Accurate and Complete Disclosure....................................................................  37
     4.12  Projections.........................................................................................  37
     4.13  Solvency............................................................................................  38
     4.14  Margin Regulations..................................................................................  38
     4.15  Subsidiaries........................................................................................  38
     4.16  Partnerships, etc...................................................................................  38
     4.17  Ownership and Control...............................................................................  38
     4.18  Litigation..........................................................................................  39
     4.19  Absence of Events of Default........................................................................  39
     4.20  Absence of Other Conflicts..........................................................................  39
     4.21  Insurance...........................................................................................  39
     4.22  Title to Property...................................................................................  39
     4.23  Intellectual Property...............................................................................  39
     4.24  Taxes...............................................................................................  40
     4.25  Employee Benefits...................................................................................  40
     4.26  Regulatory Restrictions.............................................................................  40
     4.27  Year 2000...........................................................................................  41
     4.28  Labor Matters.......................................................................................  41

ARTICLE V CONDITIONS OF LENDING................................................................................  41

     5.1   Conditions to Initial Credit Extensions.............................................................  41
     5.2   Conditions to All Credit Extensions.................................................................  43

ARTICLE VI AFFIRMATIVE COVENANTS...............................................................................  44

     6.1   Basic Reporting Requirements........................................................................  44
     6.2   Insurance  .........................................................................................  46
     6.3   Payment of Taxes and Other Potential Charges and Priority Claims....................................  46
     6.4   Preservation of Corporate Status....................................................................  46
     6.5   Governmental Approvals and Filings..................................................................  46
     6.6   Maintenance of Properties...........................................................................  47
     6.7   Avoidance of Other Conflicts........................................................................  47
     6.8   Financial Accounting Practices......................................................................  47
     6.9   Use of Proceeds.....................................................................................  47
     6.10  Continuation of or Change in Business...............................................................  47
     6.11  Consolidated Tax Return.............................................................................  47
     6.12  Fiscal Year.........................................................................................  48
     6.13  Domestic Significant Subsidiary Guaranty............................................................  48
     6.14  Year 2000 Compliance................................................................................  48

ARTICLE VII NEGATIVE COVENANTS.................................................................................  48

     7.1   Financial Covenants.................................................................................  48
     7.2   Liens...............................................................................................  49
     7.3   Indebtedness........................................................................................  50
     7.4   Guaranties, Indemnities, etc........................................................................  51
     7.5   Loans, Advances and Investments.....................................................................  51
     7.6   Dividends and Related Distributions.................................................................  52
     7.7   Sale-Leasebacks.....................................................................................  53
     7.8   Leases..............................................................................................  53
     7.9   Mergers, Acquisitions, etc..........................................................................  54
     7.10  Dispositions of Properties..........................................................................  54
     7.11  Issuance of Subsidiary Stock........................................................................  54

     7.12  Dealings with Affiliates............................................................................  55
     7.13  Limitation on Other Restrictions on Dividends by Subsidiaries, etc..................................  56
     7.14  Limitation on Other Restrictions on Liens...........................................................  56

ARTICLE VIII DEFAULTS..........................................................................................  56

     8.1   Events of Default...................................................................................  57
     8.2   Consequences of an Event of Default.................................................................  59

ARTICLE IX THE AGENT...........................................................................................  59

     9.1   Appointment.........................................................................................  59
     9.2   General Nature of Agent's Duties....................................................................  60
     9.3   Exercise of Powers..................................................................................  60
     9.4   General Exculpatory Provisions......................................................................  60
     9.5   Administration by the Agent.........................................................................  61
     9.6   Lender Not Relying on Agent or Other Lenders........................................................  62
     9.7   Indemnification.....................................................................................  62
     9.8   Agent in its Individual Capacity....................................................................  62
     9.9   Holders of Notes....................................................................................  62
     9.10  Successor Agent.....................................................................................  63
     9.11  Additional Agents...................................................................................  63
     9.12  Calculations........................................................................................  63
     9.13  Agent's Fee.........................................................................................  63
     9.14  Funding by Agent....................................................................................  63

ARTICLE X  MISCELLANEOUS.......................................................................................  64

     10.1  Holidays............................................................................................  64
     10.2  Records.............................................................................................  64
     10.3  Amendments and Waivers..............................................................................  64
     10.4  No Implied Waiver; Cumulative Remedies..............................................................  65
     10.5  Notices.............................................................................................  65
     10.6  Expenses; Taxes; Indemnity..........................................................................  66
     10.7  Severability........................................................................................  66
     10.8  Prior Understandings................................................................................  67
     10.9  Duration; Survival..................................................................................  67
     10.10 Counterparts........................................................................................  67
     10.11 Limitation on Payments..............................................................................  67
     10.12 Set-Off.............................................................................................  67
     10.13 Sharing of Collections..............................................................................  68
     10.14 Successors and Assigns; Participations; Assignments.................................................  68
     10.15 Governing Law; Submission to Jurisdiction:  Waiver of Jury Trial;
            Limitation of Liability............................................................................  70
     10.16 Confidentiality.....................................................................................  71

EXHIBITS
--------

Exhibit A        Form of Revolving Credit Note
Exhibit B-1      Form of Standby Letter of Credit Application (Mellon)
Exhibit B-2      Form of Standby Letter of Credit Application (Bank of America)
Exhibit C-1      Form of Standby Letter of Credit Agreement (Mellon)
Exhibit C-2      Form of Standby Letter of Credit Agreement (Bank of America)
Exhibit D        Form of  Transfer Supplement
Exhibit E        Form of Domestic Significant Subsidiary Guaranty
Exhibit F        Form of Quarterly Compliance Certificate

SCHEDULES
---------

Schedule 4.1     Corporate Status
Schedule 4.4     Government Approvals
Schedule 4.5     Conflicts
Schedule 4.9     Undisclosed Liabilities
Schedule 4.15    Subsidiaries
Schedule 4.16    Partnerships, etc.
Schedule 4.18    Litigation
Schedule 4.20    Other Conflicts
Schedule 4.24    Taxes
Schedule 4.25    Employee Benefits
Schedule 7.2     Permitted Liens
Schedule 7.3     Permitted Indebtedness
Schedule 7.4     Guaranty Equivalents
Schedule 7.5     Loans, Advances and Investments
Schedule 7.12    Dealings with Affiliates

                               CREDIT AGREEMENT

          This CREDIT AGREEMENT (this "Agreement"), dated as of February 8, 1999, by and among KORN/FERRY INTERNATIONAL, a California corporation (the "Borrower"), the lenders parties hereto from time to time (the "Lenders", as defined further below), the Issuing Banks referred to herein (the "Issuing Banks", as defined further below) and MELLON BANK, N.A., a national banking association, as agent for the Lenders hereunder (in such capacity, together with its successors in such capacity, the "Agent").


                                   RECITALS

          WHEREAS, the Borrower has requested the Agent, the Lenders and the Issuing Banks to enter into this Agreement and extend credit as provided herein and the Agent, the Lenders, and the Issuing Banks are willing to provide such credit on the terms and subject to the conditions herein contained.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                           DEFINITIONS; CONSTRUCTION
                           -------------------------


          1.1.  Certain Definitions. In addition to other words and terms
                -------------------
defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

          "Affected Lender" shall have the meaning set forth in Section 2.4(e) hereof.

          "Affiliate" of a Person (the "Specified Person") shall mean (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person, (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a), and (c) for each individual who is an Affiliate of the Specified Person within the meaning of the foregoing clauses (a) or
     (b), any other individual related to such Affiliate by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Affiliate or any such individual. For purposes of the preceding sentence, "control" of a Person means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise and (b) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 10% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 10% or more of any class of equity interest).

          "Applicable Margin" shall have the meaning set forth in Section 2.4(b) hereof.

          "Base Rate" shall have the meaning set forth in Section 2.4(a) hereof.

          "Base Rate Option" shall have the meaning set forth in Section 2.4(a) hereof.

          "Base Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time (i) under the Base Rate Option or (ii) in accordance with Section 2.4(b)(ii) hereof. If no Loan or Loans is specified, "Base Rate Portion" shall refer to the Base Rate Portion of all Loans outstanding at such time.

          "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in the city in which is located the Agent's Office.

          "Capital Expenditures" of any Person shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized, and Capital Leases to the extent an asset is recorded in connection therewith in accordance with GAAP).

          "Capitalized Lease" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

          "Cash Equivalent Investments" shall mean as of the date of any determination any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America, and (ii) obligations issued by an agency of the United States of America fully backed by the full faith and credit of the United States of America maturing not in excess of two years from the date of acquisition, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing two years after such date and having, at the time of the acquisition thereof, an "A1" or "AA" rating by Standard & Poor's Rating Group ("S&P") or a "Aa" or "P-1" rating by Moody's Investor's Service, Inc. ("Moody's") or an "F-1" rating by Fitch Investors Service, L.P., (c) commercial paper maturing not in excess of nine months from the date of acquisition and rated "P-1" by Moody's Investors Service or "A-1" by Standard & Poor's Corporation on the date of acquisition, (d) the following obligations of any commercial bank insured by the Federal Deposit Insurance Corporation having capital and surplus in excess of $100,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of one year from the date of acquisition, or (ii) repurchase obligations with a term of not more than seven days for underlying securities of the type referred to in clause (a) above, (e) repurchase agreements which (i) are entered into with any entity referred to in clauses (c) or (d) above or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or A3 or better by Moody's and maturing not more than one year after such time; and (ii) are secured by a fully perfected security interest in securities of a type referred to in clauses (a) or (b) above and which have a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into; (f) short-term tax exempt securities that are rated not lower than VMIG1 or MIG1by Moody's or SP-1 by S&P with provisions for liquidity or maturity accommodations of 183 days or less; (g) shares of any money market mutual fund that has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (f) and as to which withdrawals are permitted at least every 90 days; (h) in the case of any Subsidiary of the Company organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (a) through (g) above; (i) corporate notes and bonds maturing not in excess of 12 months from the date of acquisition whose issuer's debt rating are "A1" or "AA" by S&P or "Aa" or "P1" by Moody's or "F-1" by Fitch; and (j) asset-backed securities maturing not in excess of 12 months from the date of acquisition and rated "AAA" by S&P or "Aaa" by Moody's.

          "Change of Control" shall mean any Person (other than Richard Ferry, either individually or as trustee of any trust for which he has sole power to direct and control investments) alone or together with its affiliates, directly or indirectly through one or more intermediaries, gains control of more than 40% of the Borrower's outstanding capital stock entitled (whether or not only upon the occurrence of any contingency) to vote in the election of directors of the Borrower.

          "Closing Date" shall mean the date on which the Lenders or the Issuing Banks deem that all of the conditions precedent to closing set forth in Sections 5.1 and 5.2 have been satisfied and the first Credit Extension is made hereunder.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

          "Commitments" of a Lender shall mean the Revolving Credit Commitment of such Lender.

          "Commitment Percentage" of a Lender at any time shall mean the Commitment Percentage for such Lender set forth below its name on the signature page hereof, subject to transfer to another Lender as provided in
     Section 10.14 hereof.

          "Consolidated EBIT" for any period, with respect to the Borrower and its consolidated Subsidiaries, shall mean the sum of (a) Consolidated Net Income for such period, (b) Consolidated Interest Expense for such period,
     (c) charges against income for foreign, federal, state and local income taxes for such period, (d) extraordinary losses to the extent included in determining such Consolidated Net Income, minus (e) extraordinary gains to the extent included in determining such Consolidated Net Income, minus (or plus) (f) equity earnings (or losses) of Affiliates to the extent included in Consolidated Net Income for such period, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" for any period, with respect to the Borrower and its consolidated Subsidiaries, shall mean the sum of (a) Consolidated EBIT for such period, (b) depreciation expense for such period, and (c) amortization expense for such period, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA for such period to the Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" for any period shall mean the total interest expense of the Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Leverage Ratio" at any time shall mean the ratio of aggregate Indebtedness (other than Indebtedness described in subsection (f) of the definition of that term) of the Borrower and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP (including without limitation Capitalized Lease Obligations and Guaranteed Accrued Bonus Obligations, but excluding current maturities on such Indebtedness) to the Consolidated EBITDA for the four preceding fiscal quarters (which, in the case of calculating on the last day of a fiscal quarter shall mean the four quarters ending on such day).

          "Consolidated Net Income" for any period shall mean the net earnings (or loss) after taxes of the Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be deducted therefrom (a) the income (or deficit) of any Person accrued prior to the date it becomes a consolidated Subsidiary or is merged into or consolidated, acquired by or combined with the Borrower or any consolidated Subsidiary in a business combination accounted for as a pooling of interests, including, in the case of a successor to the Borrower or any consolidated Subsidiary by consolidation or merger or transfer of assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (b) income or loss accounted for by the Borrower on the equity method because of the income (or deficit) during such period of any Person (other than a consolidated Subsidiary) in which the Borrower or any consolidated Subsidiary has an ownership interest, but the deduction for such equity income shall be reversed to the extent that during such period or at any subsequent time an amount not in excess of such income has been actually received by the Borrower or such consolidated Subsidiary in the form of cash or property dividends or similar distributions, (c) the undistributed earnings of any consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such consolidated Subsidiary is restricted (whether such restriction arises by operation of Law, by agreement, by its articles of incorporation or by-laws (or other constituent documents), or otherwise), (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made against income during such period, and (e) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any consolidated Subsidiary.

          "Consolidated Tangible Net Worth" at any time shall mean the total amount of stockholders' equity of the Borrower and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP, except that there shall be deducted therefrom the book value of all intangible assets of the Borrower and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

          "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with the Borrower is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

          "Corresponding Source of Funds" shall mean, in the case of any Funding Segment of the Euro-Rate Portion, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Lender through a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the Euro-Rate Funding Period corresponding to such Funding Segment having maturities approximately equal to such Euro-Rate Funding Period and in an aggregate amount approximately equal to such Lender's Pro Rata share of such Funding Segment.

          "Credit Extension" shall mean: (a) the making of any Loan by any Lender or (b) the issuance, or extension of the expiration date of, any Letter of Credit by any Issuing Bank.

          "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

          "Dollar Equivalent" of an amount of a currency other than Dollars shall mean the amount of Dollars which such amount of such currency could purchase on the date of determination, based upon the quoted spot rates of the applicable Issuing Bank at which its applicable branch or office offers to exchange Dollars for such currency in the London foreign exchange market and "Dollar Equivalent" of an amount denominated in Dollars shall mean such amount of Dollars.

          "Domestic Significant Subsidiary" shall mean each Subsidiary of the Borrower, whether now owned or owned in the future, which is organized under the laws of the United States (including any state of the United States) and which in the most recent fiscal year of the Borrower accounted for more than 10% of the consolidated assets of the Borrower and its Subsidiaries or which accounted for more than 10% of the consolidated income of the Borrower and its Subsidiaries for each of the most recent three fiscal years of the Borrower; provided, however, that with respect to
                                         --------- --------
     Subsidiaries created or acquired after the date hereof, if thereafter such entity, in a fiscal year, accounts for more than 10% of the consolidated assets of the Borrower and its Subsidiaries in such fiscal year or accounts for more than (x) 10% of the consolidated income of the Borrower and its Subsidiaries in the year of creation or acquisition, (y) 10% of the consolidated income of the Borrower and its Subsidiaries for each of the two most recent fiscal years in the two years following creation or acquisition and (z) thereafter, 10% of the consolidated income of the Borrower and its Subsidiaries for each of the most recent three fiscal years, it shall be deemed to be a Domestic Significant Subsidiary for such fiscal year.

          "Domestic Significant Subsidiary Guaranty" shall mean the Domestic Significant Subsidiary Guaranty in the form of Exhibit E hereto, duly executed by any Domestic Significant Subsidiary pursuant to Section 6.13 hereof.

          "Eligible Assignee" shall mean (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary, and (d) any other Lender.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "Euro-Rate" shall have the meaning set forth in Section 2.4(a) hereof.

          "Euro-Rate Funding Period" shall have the meaning set forth in Section 2.4(c) hereof.

          "Euro-Rate Option" shall have the meaning set forth in Section 2.4(a) hereof.

          "Euro-Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the Euro-Rate Option or at a rate calculated by reference to the Euro-Rate under Section 2.4(b)(ii) hereof. If no Loan or Loans are specified, "Euro-Rate Portion" shall refer to the Euro-Rate Portion of all Loans outstanding at such time.

          "Euro-Rate Reserve Percentage" shall have the meaning set forth in
     Section 2.4(a) hereof.

          "Event of Default" shall mean any of the Events of Default described in Section 8.1 hereof.

          "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by the Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

          "Funding Periods" shall have the meaning set forth in Section 2.4(c) hereof.

          "Funding Segment" of the Euro-Rate Portion of the Revolving Credit Loans at any time shall mean the entire principal amount of such Portion to which at the time in question there is applicable a particular Funding Period beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time.)

          "Futurestep" shall mean Korn/Ferry International Futurestep, Inc., which shall be a Subsidiary of the Borrower that will engage in the business of providing internet-based search services that combine the Borrower's extensive senior-level search expertise with exclusive candidate assessment tools and the reach of the internet to recruit candidates for middle management positions, as such internet-based search services are contemplated to be performed on the date of this Agreement and as such internet-based search services may reasonably be enhanced by technological advances in the future.

          "GAAP" shall have the meaning set forth in Section 1.3 hereof.

          "Governmental Action" shall have the meaning set forth in Section 4.4 hereof.

          "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Guarantors" shall mean the Domestic Significant Subsidiaries of the Borrower, now owned or owned in the future, which have executed and delivered a Domestic Significant Subsidiary Guaranty as required pursuant to this Agreement. Each Guarantor shall remain a Guarantor hereunder until the termination of the Domestic Significant

     Subsidiary Guaranty executed and delivered by such Guarantor pursuant to the terms of this Agreement.

          "Guaranteed Accrued Bonus Obligations" shall mean for any period that portion of the accrued employee bonus obligations of the Borrower and its Subsidiaries that is non-discretionary (i.e., that the Borrower and its Subsidiaries guaranteed would be paid to the respective employees).

          "Guaranty Equivalent": A Person (the "Deemed Guarantor") shall be deemed to subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "Assured Obligation") of another Person (the "Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Principal to satisfy any Assured Obligation or to make any Stock Payment or any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

          "Indebtedness" of a Person shall mean:

               (a) All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

               (b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

               (c) All obligations of such Person for the deferred purchase price of property or services, except for accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business, provided that (i) such account payable is payable not later than 60 days after the original invoice date according to the original terms of sale, and (ii) such account payable is not overdue by more than 30 days according to the original terms of sale (except to the extent such account payable is being contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made with respect therefor);

               (d) All obligations secured by a Lien on property owned by such Person (whether or not assumed); all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property); and the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person, and all other obligations of such Person associated with draws thereon;

               (e) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person. All obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP. All obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement; and

               (f) The undrawn face amount of all letters of credit issued for the account of such Person.

          "Indemnified Parties" shall mean the Agent, the Lenders, their respective affiliates, and the directors, officer, employees, attorneys and agents of each of the foregoing.

          "Initial Revolving Credit Committed Amount" shall have the meaning set forth in Section 2.1(a) hereof.

          "Issuing Banks" shall mean Mellon Bank, N.A. and Bank of America National Trust and Savings Association and such Affiliates of Mellon Bank, N.A. or Bank of America National Trust and Savings Association as Mellon Bank, N.A. or Bank of America National Trust and Savings Association, as the case may be, may in its discretion from time to time elect to cause to issue Letters of Credit and "Issuing Bank" shall mean one of them.

          "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

          "LC Collateral Account" shall have the meaning set forth in Section 3.9(b)(i) hereof.

          "LC Indemnified Parties" shall have the meaning set forth in Section
     3.10 hereof.

          "Lender" shall mean Mellon Bank, N.A. and any of the other Lenders arranged by the Borrower and listed on the signature pages hereof, subject to the provisions of Section 10.14 hereof pertaining to Persons becoming or ceasing to be Lenders. Lender shall in any event include the Issuing Banks.

          "Letter of Credit Agreement" shall have the meaning set forth in
     Section 5.1(a) hereof.

          "Letter of Credit Applications" shall have the meaning set forth in
     Section 3.2(a)(ii) hereof.

          "Letter of Credit Exposure" at any time shall mean the sum at such time (determined as a Dollar Equivalent) of (a) the aggregate amount of all Unreimbursed Draws under Letters of Credit (whether or not the Letter of Credit under which any such Unreimbursed Draw arose is the outstanding) and
     (b) the aggregate Undrawn Availability under all outstanding Letters of Credit.

          "Letter of Credit Participating Interest" shall have the meaning set forth in Section 3.3(a) hereof.

          "Letters of Credit" shall have the meaning set forth in Section 3.1(a) hereof.

          "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

          "Loan" shall mean any loan by a Lender to the Borrower under this Agreement, and "Loans" shall mean all Loans made by the Lenders under this Agreement.

          "Loan Documents" shall mean this Agreement, the Notes, the Transfer Supplements, the Letter of Credit, the Letter of Credit Agreement, the Letter of Credit Applications, the Domestic Significant Subsidiary Guaranties, and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

          "Loan Parties" shall mean the Borrower and the Guarantors.

          "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

          "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the North American operations of the Borrower and its Subsidiaries or of the Borrower and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Loan Parties to perform or comply with any of the terms and conditions of any Loan Document, or (c) an adverse effect on the legality, validity, binding effect, or enforceability of any Loan Document, or the ability of the Agent or any Lender to enforce any rights or remedies under or in connection with any Loan Document.

          "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any Controlled Group Member has or had an obligation to contribute.

          "Net Cash Proceeds" with respect to any property shall mean cash or cash equivalents or insurance proceeds received by the Borrower or any of its Subsidiaries from the sale, lease, other disposition, loss, condemnation or destruction of such property, minus the sum of (a) expenses reasonably incurred in respect of such sale, lease, other disposition, loss, condemnation or destruction, (b) any sales or transfer taxes payable as a result of such sale, lease, other disposition, loss, condemnation or destruction, (c) incremental income taxes reasonably estimated by the Borrower to be payable by the Borrower or such Subsidiary as a result of such sale, lease, other disposition, loss, condemnation or destruction and
     (d) the amount required to discharge any indebtedness or obligation secured by a Lien on such property and required to be discharged in connection with such sale, lease, other disposition, loss, condemnation or destruction. "Net Cash Proceeds" with respect to any permitted issuance of debt or equity by the Borrower or any of its Subsidiaries shall mean cash or cash equivalents received by the Borrower or any of its Subsidiaries from, or any other consideration or obligation received by the Borrower or such Subsidiary in connection with (including any direct or indirect payment of such proceeds or other consideration or obligations by the shareholders of the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries), the issuance of such debt or equity, minus the sum of (a) expenses reasonably incurred in respect of such issuance of debt or equity (including offering expenses, underwriting discounts and commissions payable by the Borrower), (b) any sales or transfer taxes payable as a result of such issuance of debt or equity, (c) incremental income or other taxes reasonably estimated by the Borrower to be payable by the Borrower or such Subsidiary as a result of such issuance of debt and equity, and (d) payments made by the Borrower from such proceeds or other consideration or obligations to complete the redemption by the Borrower of certain shares of its capital stock outstanding on the date of this Agreement, including the outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

          "Note" or "Notes" shall mean the Revolving Credit Note(s) of the Borrower executed and delivered under this Agreement, together with all extensions, renewals, refinancings or refundings of any thereof in whole or part.

          "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.13(a) hereof.

          "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to any Lender or the Agent from time to time arising under or in connection with or related to or evidenced by or secured by or under color of this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of Loans, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lenders to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

          "Office," when used in connection with the Agent, shall mean its office located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, or at such other office or offices of the Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrower.

          "Option" shall mean the Base Rate Option or the Euro-Rate Option, as the case may be.

          "Participants" shall have the meaning set forth in Section 10.14(b) hereof (to the extent applicable).

          "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

          "Pension-Related Event" shall mean any of the following events or conditions:

               (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

               (b) PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

               (c)  Any Reportable Event occurs with respect to a Plan;

               (d) Any action occurs or is taken which could result in the Borrower or any Loan Party becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or the Borrower, any Loan Party or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

               (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or the Borrower, any Loan Party or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

          "Permitted Liens" shall have the meaning set forth in Section 7.2 hereof.

          "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

          "Plan" means any employee pension benefit plan within the meaning of
     Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower or any Loan Party or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower or any Loan Party or any Controlled Group Member.

          "Portion" shall mean the Base Rate Portion or the Euro-Rate Portion, as the case may be.

          "Postretirement Benefits" shall mean any benefits, other than retirement income, provided by the Borrower or any Loan Party to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

          "Postretirement Benefit Obligation" shall mean that portion of the actuarial present value of all Postretirement Benefits expected to be provided by the Borrower or any Loan Party which is attributable to employees' service rendered to the date of determination (assuming that such liability accrues ratably over an employee's working life to the earlier of his date of retirement or the date on which the employee would first become eligible for full benefits), reduced by the fair market value as of the date of determination of any assets which are segregated from the assets of the Borrower or such Loan Party and which have been restricted so that they cannot be used for any purpose other than to provide Postretirement Benefits or to defray related expenses.

          "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by the Lender, or any combination of the foregoing, would constitute an Event of Default.

          "Prime Rate" as used herein, shall mean the interest rate per annum announced from time to time by Mellon Bank, N.A. as its prime rate. "Pro Rata" shall mean from or to each Lender in proportion to its Commitment Percentage.

          "Purchasing Lender" shall have the meaning set forth in Section 10.14(c) hereof.

          "Register" shall have the meaning set forth in Section 10.14(d) hereof.

          "Regular Payment Date" shall mean the last day of each April, July, October and January after the date hereof.

          "Reimbursement Obligation" with respect to a Letter of Credit means the obligation of the Borrower to reimburse any Issuing Bank for Unreimbursed draws, together with interest thereon.

          "Reportable Event" means (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA, or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

          "Required Lenders" shall mean, as of any date, Lenders which have Commitments constituting, in the aggregate, at least 66 2/3% of the aggregate Commitments of all the Lenders.

          "Responsible Officer" shall mean, with respect to any Person, the President, any Vice President, the Chief Financial Officer or Treasurer of such Person.

          "Revolving Credit Commitment" shall have the meaning set forth in
     Section 2.1(a) hereof.

          "Revolving Credit Commitment Fee" shall have the meaning set forth in
     Section 2.2 hereof.

          "Revolving Credit Committed Amount" shall have the meaning set forth in Section 2.1(a) hereof.

          "Revolving Credit Exposure" of any Lender at any time shall mean the sum at such time of the outstanding principal amount of such Lender's Revolving Credit Loans plus such Lender's Pro Rata share of the aggregate Letter of Credit Exposure.

          "Revolving Credit Loans" shall have the meaning set forth in Section 2.1(a) hereof.

          "Revolving Credit Maturity Date" shall mean that date which is three
     (3) years from the Closing Date.

          "Revolving Credit Note" shall mean the promissory note of the Borrower executed and delivered under Section 2.1(c) hereof, any promissory note issued in substitution therefor pursuant to Sections 2.11(b) or 10.14(c) hereof (to the extent applicable), together with all extensions, renewals, refinancings or refundings thereof in whole or part.

          "Solvent" means, with respect to any Person at any time, that at such time (a) the sum of the debts and liabilities (including, without limitation, contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including, without limitation, contingent liabilities) beyond such person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such person's property constitutes or would constitute unreasonably small capital, and (e) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable Law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

          "Standard Notice" shall mean an irrevocable notice provided to the Agent on a Business Day which is

               (a) the same day in the case of selection of, conversion to or renewal of the Base Rate Option or prepayment of any Base Rate Portion; and

               (b) at least three London Business Days in advance in the case of selection of the Euro-Rate Option or prepayment of any Euro-Rate Portion.

     Standard Notice must be provided no later than 10:00 a.m., Pittsburgh time, on the last day permitted for such notice.

          "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person, and any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person and any other entity accounted for as a subsidiary in preparing the Borrower's financial statements on a consolidated basis in accordance with GAAP.

          "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

          "Standby Letter of Credit" shall have the meaning set forth in Section 3.1(a) hereof.

          "Standby Letter of Credit Application" shall have the meaning set forth in Section 3.2(b)(ii) hereof.

          "Standby Letter of Credit Fee" shall have the meaning set forth in
     Section 3.1(d) hereof.

          "Stated Amount" of a Letter of Credit shall mean the face amount thereof, drawn or undrawn, regardless of the existence or satisfaction of any conditions or limitations on drawing.

          "Taxes" shall have the meaning set forth in Section 2.12 hereof.

          "Transfer Effective Date" shall have the meaning set forth in the applicable Transfer Supplement.

          "Transfer Supplement" shall have the meaning set forth in Section 10.14(c) hereof (to the extent applicable).

          "Treasury Rate" as of any Funding Breakage Date shall mean the rate per annum determined by the applicable Lender (which determination shall be conclusive) to be the semiannual equivalent yield to maturity (expressed as a semiannual equivalent and decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) for United States Treasury securities maturing on the last day of the corresponding Funding Period and trading in the secondary market in reasonable volume (or if no such securities mature on such date, the rate determined by standard securities interpolation methods as applied to the series of securities maturing as close as possible to, but earlier than, such date, and the series of such securities maturing as close as possible to, but later than, such date).

          "Undrawn Availability" with respect to a Letter of Credit at any time shall mean the maximum amount (determined as a Dollar Equivalent) available to be drawn under such Letter of Credit at such time, regardless of the existence or satisfaction of any conditions or limitations on drawing.

          "Unreimbursed Draws" with respect to a Letter of Credit at such time shall mean the aggregate amount at such time of all payments made by the applicable Issuing Bank under such Letter of Credit, to the extent not repaid by the Borrower on the date when due.

          "Year 2000 Problem" shall mean any significant risk that computer hardware, software or equipment containing embedded microchips of the Borrower or any of its Subsidiaries which is essential to its or their business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

          1.2. Construction.  Unless the context of this Agreement otherwise
               ------------
clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by the Agent or by any Lender include good faith estimates by the Agent or by any Lender (in the case of quantitative determinations) and good faith beliefs by the Agent or by any Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to "out-of-pocket expenses" of a Person (and similar terms) include, but are not limited to, the fees of in-house counsel and other in-house professionals of such Person to the extent that such fees are routinely identified and specifically charged under such Person's normal cost accounting system. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

          1.3. Accounting Principles.
               ---------------------

          (a) As used herein, "GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the Borrower's financial statements as of April 30, 1998 and for the fiscal year then ended, as referred to in Section 4.6 hereof.

          (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

          (c) All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.6. If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 4.6 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in Articles I and VII hereof, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made.

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

          2.1. Revolving Credit Loans.
               ----------------------

          (a)  Revolving Credit Commitments.  Subject to the terms and
               ----------------------------
conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees (such agreement being herein called such Lender's "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") in Dollars to the Borrower at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. A Lender shall have no obligation to make any Revolving Credit Loan to the extent that the aggregate principal amount of such Lender's Revolving Credit Exposure at any time outstanding would exceed such Lender's Revolving Credit Committed Amount at such time. Each Lender's "Revolving Credit Committed Amount" at any time shall be equal to the amount set forth as its "Initial Revolving Credit Committed Amount" below its name on the signature pages hereof, as such amount may have been reduced under Section 2.8 hereof at such time, and subject to transfer to another Lender as provided in Section
10.14 hereof. If Mellon is the sole Lender under this Agreement, Mellon's Revolving Credit Committed Amount shall be $30,000,000. If Mellon is not the sole Lender under this Agreement, Mellon's Revolving Credit Committed Amount shall be $30,000,000 and the sum of all of the Lenders' (including Mellon's) Revolving Credit Committed Amounts shall not exceed $50,000,000 at any time.

          (b)  Nature of Credit.  Within the limits of time and amount set forth
               ----------------
in this Section 2.1, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder.

          (c)  Revolving Credit Notes.  The obligation of the Borrower to repay
               ----------------------
the unpaid principal amount of the Revolving Credit Loans made to it by each Lender and to pay interest thereon shall be evidenced in part by promissory notes of the Borrower, one to each Lender, dated the Closing Date (the "Revolving Credit Notes") in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to such Lender's Initial Revolving Credit Committed Amount.

          (d)  Maturity.  To the extent not due and payable earlier, the
               --------
Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date.

          2.2. Revolving Credit Commitment Fee.  The Borrower shall pay to the
               -------------------------------
Agent for the account of each Lender a commitment fee (the "Revolving Credit Commitment Fee") equal to 0.375% per annum (based on a year of 365/366 days and actual days elapsed), for each day from and including the Closing Date to but not including the Revolving Credit Maturity Date, on the amount (not less than zero) equal to (i) such Lender's Revolving Credit Committed Amount on such day, minus (ii) the sum of (A) the aggregate principal amount of such Lender's Revolving Credit Loans outstanding on such day plus (ii) such Lender's Pro Rata
                                               ----
share of the aggregate Letter of Credit Exposure on each such day. Such Revolving Credit Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid: (x) on each Regular Payment Date,
(y) on the date of each reduction of the Revolving Credit Committed Amounts (whether optional or mandatory) on the amount so reduced and (z) on the Revolving Credit Maturity Date.

          2.3. Making of Loans.  Whenever the Borrower desires that the Lenders
               ---------------
make Revolving Credit Loans, the Borrower shall provide Standard Notice to the Agent setting forth the following information:

          (a)  That the proposed Loans are Revolving Credit Loans;

          (b) The date, which shall be a Business Day, on which such proposed Loans are to be made;

          (c) The aggregate principal amount of such proposed Loans, which shall be the sum of the principal amounts selected pursuant to clause (d) of this Section 2.3;

          (d)  The interest rate Option or Options selected in accordance with
     Section 2.4(a) hereof and the principal amounts selected in accordance with
     Section 2.4(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion, as the case may be, of such proposed Loans; and

          (e) With respect to each such Funding Segment of such proposed Loans, the Funding Period to apply to such Funding Segment, selected in accordance with Section 2.4(c) hereof.

Standard Notice having been so provided, the Agent shall promptly notify each Lender of the information contained therein and of the amount of such Lender's Loan. Unless any applicable condition specified in Article V hereof has not been satisfied, on the date specified in such Standard Notice each Lender shall make the proceeds of its Loan available to the Agent at the Agent's Office, no later than 1:00 p.m., Pittsburgh time, in funds immediately available at such Office. The Agent will promptly make the funds so received available to the Borrower in funds immediately available at the Agent's Office.

          2.4. Interest Rates.
               --------------

          (a)  Optional Bases of Borrowing.  The unpaid principal amount of the
               ---------------------------
Loans shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement the Borrower may select different Options to apply simultaneously to different Portions of the Loans and may select different Funding Segments to apply simultaneously to different parts of the Euro-Rate Portion of the Loans. Each selection of a rate Option shall apply separately. The aggregate number of Funding Segments applicable to the Euro-Rate Portion of the Revolving Credit Loans at any time shall not exceed eight.

          (i)  Base Rate Option:  A rate per annum (computed on the basis of a
               ----------------
     year of 365/366 days and actual days elapsed) for each day equal to the Base Rate for such day plus the Applicable Margin for such day. The "Base Rate" for any day shall mean the greater of (A) the Prime Rate for such day or (B) the Federal Funds Effective Rate for such day, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate or the Federal Funds Effective Rate.

          (ii) Euro-Rate Option:  A rate per annum (based on a year of 360 days
               ----------------
     and actual days elapsed) for each day equal to the Euro-Rate for such day plus the Applicable Margin for such day. "Euro-Rate" for any day, as used herein, shall mean for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period the rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Funding Period by (B) a number equal to 1.0 minus the Euro-Rate Reserve Percentage.

          The "Euro-Rate" may also be expressed by the following formula:

                    [average of the rates offered to major money ]
                    [center banks in the London interbank market ]
     Euro-Rate =    [determined by the Agent per subsection (A)  ]
                     --------------------------------------------
                    [1.00 - Euro-Rate Reserve Percentage         ]

          "Euro-Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage. The Euro-Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "Euro-Rate Reserve Percentage" as herein defined.

          The Agent shall give prompt notice to the Borrower and to the Lenders of the Euro-Rate determined or adjusted in accordance with the definition of the Euro-Rate, which determination or adjustment shall be conclusive if made in good faith.

          (b)  Applicable Margins/Default Rate of Interest.
               -------------------------------------------

          (i)  Except and to the extent that the conditions set forth in clause
     (ii) below apply on a particular day, the "Applicable Margin" for each type of Loan and interest rate Option for any day shall mean the percentage set forth below:

Applicable Margin under this clause (i):
---------------------------------------

                          Consolidated
Type of Loan             Leverage Ratio              Interest Rate Option        Applicable Margin
------------             --------------              --------------------        -----------------
Revolving Credit Loan    x less than 1.50            Base Rate Option            0.00%
                                                     Euro Rate Option            1.40%
                         1.50 less than and
                         equal to x less than
                         and equal to 2.00           Base Rate Option            0.00%
                                                     Euro-Rate Option            1.90%

                         2.0 less than x             Base Rate Option            0.00%
                                                     Euro Rate Option            2.40%

          (ii) After there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, such overdue amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum equal to the greater of
     (x) the then applicable Base Rate Option and (y) the then applicable Euro Rate Option, plus 4.40%. To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Loan Document shall compound on a quarter to quarter basis, and hence shall be added daily to the overdue amount to which such interest relates.

          (c)  Funding Periods.  At any time when the Borrower shall select,
               ---------------
convert to or renew the Euro-Rate Option to apply to any part of the Loans, the Borrower shall specify one or more periods (the "Funding Periods") during which each such Option shall apply, such Funding Periods being as set forth below:

Interest Rate Option                  Available Funding Periods
--------------------                  -------------------------

Euro-Rate Option                      One, two, three or six months ("Euro-Rate

                                      Funding Period")
provided, that:
--------

          (i) Each Euro-Rate Funding Period shall begin on a London Business Day, and the term "month", when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Euro-Rate Funding Period, as determined in good faith by the Agent (which determination shall be conclusive);

          (ii) In the case of Revolving Credit Loans, the Borrower may not select a Funding Period that would end after the Revolving Credit Maturity Date; and

          (iii) The Borrower shall, in selecting any Funding Period, allow for scheduled mandatory payments and foreseeable mandatory prepayments of the Loans.

          (d)    Transactional Amounts.  Every selection of, conversion from,
                 ---------------------
conversion to or renewal of an interest rate Option and every payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Base Rate Portion of the Revolving Credit Loans, or the aggregate principal amount of each Funding Segment of the Euro-Rate Portion of the Revolving Credit Loans, shall be as set forth below:

Portion or Funding Segment               Allowable Aggregate Principal Amounts
--------------------------               -------------------------------------

Base Rate Portion                        Any

Each Funding Segment of the Euro-Rate    $100,000 or an integral multiple of
Portion                                  $50,000 in excess thereof.

          (e)    Euro-Rate Unascertainable; Impracticability.  If

          (i) on any date on which a Euro-Rate would otherwise be set the Agent (in the case of clauses (A) or (B) below) or any Lender (in the case of clause (C) below) shall have determined in good faith (which determination shall be conclusive) that:

                 (A) adequate and reasonable means do not exist for ascertaining such Euro-Rate,

                 (B) a contingency has occurred which materially and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing or the interbank eurodollar market, as the case may be, or

                 (C) the effective cost to such Lender of funding a proposed Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds shall exceed the Euro-Rate, as the case may be, applicable to such Funding Segment, or

          (ii) at any time any Lender shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the Euro-Rate Portion has been made impracticable or unlawful by compliance by such Lender or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

then, and in any such event, the Agent or such Lender, as the case may be, may notify the Borrower of such determination (and any Lender giving such notice shall notify the Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Lenders to allow the Borrower to select, convert to or renew the Euro-Rate Option shall be suspended until the Agent or such Lender, as the case may be, shall have later notified the Borrower (and any Lender giving such notice shall notify the Agent) of the Agent's or such Lender's determination in good faith (which determination shall be conclusive) that the circumstance giving rise to such previous determination no longer exist.

          If any Lender notifies the Borrower of a determination under subsection (ii) of this Section 2.4(e), the Euro-Rate Portion of the Loans of such Lender (the "Affected Lender") shall automatically be converted to the Base Rate Option as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date).

          If at the time the Agent or a Lender makes a determination under subsection (i) or (ii) of this Section 2.4(e) the Borrower previously has notified the Agent that it wishes to select, convert to or renew the Euro-Rate Option with respect to any proposed Loans but such Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the Euro-Rate Option with respect to such Loans or, in the case of a determination by a Lender, such Loans of such Lender.

          2.5. Conversion or Renewal of Interest Rate Options.
               ----------------------------------------------

          (a)  Conversion or Renewal. Subject to the provisions of Section
               ---------------------
2.11(b) hereof, and if no Event of Default or Potential Default shall have occurred and be continuing or shall exist, the Borrower may convert any part of its Loans from any interest rate Option or Options to one or more different interest rate Options and may renew the Euro-Rate Option as to any Funding Segment of the Euro-Rate Portion:

          (i)  at any time with respect to conversion from the Base Rate Option;
     or

          (ii) at the expiration of any Funding Period with respect to conversions from or renewals of the Euro-Rate Option as to the Funding Segment corresponding to such expiring Funding Period.

Whenever the Borrower desires to convert or renew any interest rate Option or Options, the Borrower shall provide to the Agent Standard Notice setting forth the following information:

          (v) That such conversion or renewal is to apply to Revolving Credit Loans;

          (w) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

          (x) The principal amounts selected in accordance with Section 2.4(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted from or renewed;

          (y)  The interest rate Option or Options selected in accordance with
     Section 2.4(a) hereof and the principal amounts selected in accordance with
     Section 2.4(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted to; and

          (z) With respect to each Funding Segment to be converted to or renewed, the Funding Period selected in accordance with Section 2.4(c) hereof to apply to such Funding Segment.

Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed. Interest on the principal amount of any part of the Loans converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date.

          (b)   Failure to Convert or Renew. Absent due notice from the Borrower
                ---------------------------
of conversion or renewal in the circumstances described in Section 2.5(a)(ii) hereof, any part of the Euro-Rate Portion for which such notice is not received shall be converted automatically to the Base Rate Option on the last day of the expiring Funding Period.

          2.6.  Prepayments Generally.  Subject to Section 2.8 hereof with
                ---------------------
respect to mandatory prepayments, whenever the Borrower desires or is required to prepay any part of its Loans, it shall provide Standard Notice to the Agent setting forth the following information:

          (a)   That such prepayment is to be applied to the Revolving Credit
Loans;

          (b) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

          (c) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (d) of this
Section 2.6; and

          (d) The principal amounts selected in accordance with Section 2.4(d) hereof of the Base Rate Portion and each part of each Funding Segment of the Euro-Rate Portion to be prepaid.

Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Base Rate Portion and each part of the Euro-Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

          2.7.  Optional Prepayments.  The Borrower shall have the right at its
                --------------------
option from time to time to prepay its Loans in whole or part without premium or penalty (subject, however, to Section 2.11(b) hereof):

          (a)   At any time with respect to any part of the Base Rate Portion;
or

          (b) At any time during (subject to Section 2.11(b)) or at the expiration of any Funding Period with respect to prepayment of the Euro-Rate Portion with respect to any part of the Funding Segment corresponding to such expiring Funding Period.

Any such prepayment shall be made in accordance with Section 2.6 hereof. Notwithstanding the preceding sentence in this Section 2.7, the Borrower may terminate this Agreement and reduce the Pro Rata Revolving Credit Committed Amounts of the Lenders to zero at any time by (1) providing not less than five
(5) Business Days' notice (which notice shall be irrevocable) to such effect to the Agent and (2) prepaying the outstanding principal amount of all Revolving Credit Loans and other amounts owing under this Agreement as of the effective date of the termination of this Agreement.

          2.8.  Mandatory Prepayments; Reductions in Revolving Credit Committed
                ---------------------------------------------------------------
Amounts.
-------

          (a)   Mandatory Prepayments of Revolving Credit Committed Amounts. If
                -----------------------------------------------------------
at any time the aggregate Revolving Credit Exposure of the Lenders exceeds the aggregate Revolving Credit Committed Amounts (including without limitation by virtue of a reduction therein pursuant to Section 2.8(c) hereof), the Borrower shall immediately prepay the Revolving

Credit Loans (and then, to the extent of undrawn Letters of Credit, provide cash collateralization thereof in accordance with the terms hereof) in an aggregate principal amount not less than the amount of such excess.

          (b)   Voluntary Reductions in Committed Amounts.  The Borrower may at
                -----------------------------------------
any time or from time to time reduce Pro Rata the Revolving Credit Committed Amounts of the Lenders to an aggregate amount (which may be zero) not less than the sum of the aggregate Revolving Credit Exposure of the Lenders at such time, plus the principal amount of all Revolving Credit Loans not yet made as to which notice has been given by the Borrower under Section 2.3 hereof, plus the face amount of all Letters of Credit not yet issued as to which notice has been given by the Borrower under Section 3.2 hereof. Any reduction of the Revolving Credit Committed Amounts shall be in an aggregate amount which is an integral multiple of $1,000,000. Reduction of the Revolving Credit Committed Amounts shall be made by providing not less than five (5) Business Days' notice (which notice shall be irrevocable) to such effect to the Agent. After the date specified in such notice the Revolving Credit Commitment Fee shall be calculated upon the Revolving Credit Committed Amounts as so reduced.

          (c)   Mandatory Reductions in Committed Amounts.
                -----------------------------------------

          (i) If the Borrower (or the Subsidiary receiving such Proceeds) does not reinvest the Net Cash Proceeds received from the sale of any fixed assets in excess of $2,500,000 per fiscal year in accordance with Section
     7.10 hereof in related fixed assets of comparable value within six (6) months of the receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries, the Revolving Credit Committed Amounts of the Lenders shall be reduced Pro Rata by the amount of such Net Cash Proceeds as of the fifth day after the end of such six-month period.

          (ii) If the Borrower (or the Subsidiary receiving such Proceeds) does not reinvest the Net Cash Proceeds received from the loss, condemnation or destruction of any fixed assets in excess of $2,500,000 per fiscal year in related fixed assets of comparable value within six (6) months of receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries, the Revolving Credit Committed Amounts of the Lenders shall be reduced Pro Rata by the amount of such Net Cash Proceeds as of the fifth day after the end of such six-month period.

          (iii) If the Borrower or any of its Subsidiaries issues debt in accordance with Section 7.3(d) or (e) hereof, the Revolving Credit Committed Amount of the Lenders shall be reduced Pro Rata by the amount of the related Net Cash Proceeds received by the Borrower or any of its Subsidiaries from such debt issuance as of the fifth day after the receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries.

          (d)   Applicability of Certain Provisions.  Prepayments required by
                -----------------------------------
this Section 2.8 are subject to all of the terms and conditions applicable to prepayments generally pursuant to Section 2.6 hereof and Section 2.11(b) hereof and to all of the terms and conditions applicable to optional prepayments pursuant to Section 2.7 hereof, except that Sections 2.6(d) and 2.7(b) hereof shall not apply to such prepayments to the extent necessary to comply with this
Section 2.8. If the Borrower is required to give notice of a prepayment but for any reason fails to give a notice in accordance with the provisions of this Agreement, the amount as to which the Borrower is required to have given notice of prepayment shall nevertheless be deemed due and payable as of the date required to have been prepaid shall nevertheless be deemed due and payable (for purposes of calculating interest on such amounts pursuant to Section 2.4(b)(ii) hereof and otherwise).

          2.9.  Interest Payment Dates.  Interest on the Base Rate Portion shall
                ----------------------
be due and payable on each Regular Payment Date. Interest on each Funding Segment of the Euro-Rate Portion shall be due and payable on the last day of the corresponding Euro-Rate Funding Period and, if such Euro-Rate Funding Period is longer than three months, also every third month during such Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

          2.10.  Pro Rata Treatment; Payments Generally.
                 --------------------------------------

          (a)    Pro Rata Treatment.  Each borrowing and conversion and renewal
                 ------------------
of interest rate Options hereunder shall be made, and all payments made in respect of principal, interest, and Revolving Credit Commitment Fees and Standby Letter of Credit Fees due from the Borrower hereunder or under the Notes shall be applied, Pro Rata from and to each Lender, except for payments of interest involving an Affected Lender as provided in Section 2.4(e) hereof and payments to a Lender subject to a withholding deduction under Section 2.12(c) hereof. The failure of any Lender to make a Loan shall not relieve any other Lender of its obligation to lend hereunder, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan.

          (b)    Payments Generally.  All payments and prepayments to be made by
                 ------------------
the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrower hereunder or under any Loan Document shall be payable in Dollars at 2:00 p.m., Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Lender subject to a withholding deduction under Section 2.12(c) hereof. Except for payments under Sections 2.11 and 10.6 hereof, such payments shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, and payments under Sections 2.11 and 10.6 hereof shall be made to the applicable Lender at such domestic account as it shall specify to the Borrower from time to time in funds immediately available at such account. Any payment or prepayment received by the Agent or such Lender after 2:00 p.m., Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day. The Agent shall distribute to the Lenders all such payments received by it from the Borrower as promptly as practicable after receipt by the Agent.

          2.11.  Additional Compensation in Certain Circumstances.
                 ------------------------------------------------

          (a)    Increased Costs or Reduced Return Resulting From Taxes,
                 ------------------------------------------------------
Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or guideline
------------------------------------------------------
or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) hereafter adopted:

          (i) subjects any Lender or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Lender or such Notional Euro-Rate Funding Office imposed by the jurisdictions (federal, state and local) in which the Lender's principal office or Notional Euro-Rate Funding Office is located),

          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Lender or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the Euro-Rate hereunder),

          (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Lender or any Notional Euro-Rate Funding Office under this Agreement, or

          (iv) imposes upon any Lender or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan or any Guaranty Equivalent, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender, any Notional Euro-Rate Funding Office or, in the case of clause (iii) hereof, any Person controlling a Lender, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender's or controlling Person's capital, taking into consideration such Lender's or controlling Person's policies with respect to capital adequacy) by an amount which such Lender deems to be material (such Lender being deemed for this purpose to have made, maintained or funded each Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds), such Lender may from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods) by such Lender (which determination shall be conclusive) to be necessary to compensate such Lender or such Notional Euro-Rate Funding Office for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to such Lender five Business Days after such notice is given, together with an amount equal to interest on such amount from the date two Business Days after the date demanded until such due date at the Base Rate Option applicable to Revolving Credit Loans. A certificate by such Lender setting forth in reasonable detail the calculation of the amount due and payable under this Section 2.11(a) from time to time and the method of calculating such amount shall be conclusive. Each Lender agrees that it will use good faith efforts to notify the Borrower of the occurrence of any event that would give rise to a payment under this Section 2.11(a); provided, however, that any failure of such Lender to give any such notice shall have no effect on the Borrower's obligations hereunder.

          (b) Funding Breakage. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Funding Segment of any Euro-Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Funding Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date"), the Borrower shall pay each Lender an amount ("Funding Breakage Indemnity") determined by such Lender as follows:

          (i) first, calculate the following amount: (A) the principal amount of such Funding Segment of the Loans owing to such Lender which so became due, or which was so paid, prepaid or converted, times (B) the greater of
     (x) zero or (y) the rate of interest applicable to such principal amount on the Funding Breakage Date minus the Euro-Rate as of the Funding Breakage Date, times (C) the number of days from and including the Funding Breakage Date to but not including the last day of such Funding Period, times (D) 1/360;

          (ii) the Funding Breakage Indemnity to be paid by the Borrower to such Lender shall be the amount equal to the present value as of the Funding Breakage Date (discounted at the Euro-Rate as of such Funding Breakage Date, and calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) of the amount described in the preceding clause (i) (which amount described in the preceding clause (i) is assumed for purposes of such present value calculation to be payable on the last day of the corresponding Funding Period).

Such Funding Breakage Indemnity shall be due and payable on demand, and each Lender shall, upon making such demand, notify the Agent of the amount so demanded. In addition, the Borrower shall, on the due date for payment of any Funding Breakage Indemnity, pay to such Lender an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Base Rate Option applicable to Revolving Credit Loans (calculated on the basis of a year of 365/366 days and actual days elapsed). The amount payable to each Lender under this Section 2.11(b) shall be determined in good faith by such Lender, and such determination shall be conclusive.

          2.12.  Taxes.
                 -----

          (a)    Payments Net of Taxes.  All payments made by the Borrower under
                 ---------------------
this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

          (i) in the case of the Agent and each Lender, income or franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

          (ii) in the case of each Lender, income or franchise taxes imposed by any jurisdiction in which such Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

          (b)    Indemnity.  The Borrower hereby indemnifies the Agent and each
                 ---------
of the Lenders for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any of the other Loan Documents, any Taxes paid by the Agent or such Lender, as the case may be, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Agent or such Lender as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

          (c)    Withholding and Backup Withholding.  Each Lender that is
                 ----------------------------------
incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date any payment is due to be made to it hereunder or under any other Loan Document, it will furnish to the Borrower and the Agent

          (i) two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes and

          (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Lender which so delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying in the case of a Form 1001 or Form 4224 that such Lender is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless a change in Law has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

          2.13.  Funding by Branch, Subsidiary or Affiliate.
                 ------------------------------------------

          (a)    Notional Funding.  Each Lender shall have the right from time
                 ----------------
to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of such Lender to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Such Lender shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.4(e)(ii) hereof or would lessen compensation payable by the Borrower under Section 2.11(a) hereof, and if such Lender determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of the Loans, such Lender or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by such Lender without regard to such Lender's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Lender.


          (b)    Actual Funding.  Each Lender shall have the right from time to
                 --------------
time to make maintain any part of the Euro-Rate Portion by arranging for a branch of such Lender to make or maintain such part of the Euro-Rate Portion. Such Lender shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch or (ii) request the Borrower to issue one or more promissory notes in the principal amount of such Euro-Rate Portion, in substantially the form attached hereto as Exhibit A with the blanks appropriately filled, payable to such branch and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrower. The Borrower agrees to comply promptly with any request under subsection (ii) of this Section 2.13(b). If any Lender causes a branch to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch to the same extent as if such part of the Euro-Rate Portion were made or maintained and such note were a Revolving Credit Note, payable to such Lender's Order.

                                  ARTICLE III


                       THE LETTER OF CREDIT SUBFACILITY
                       --------------------------------

          3.1.   The Letter of Credit Subfacility.
                 --------------------------------

          (a)    General.  Subject to the terms and conditions of this Agreement
                 -------
and the Letter of Credit Agreement, and relying upon the representations and warranties herein and therein set forth and upon the agreements of the Lenders set forth in Sections 3.3 and 3.4 hereof, either Issuing Bank shall issue for the account of the Borrower standby letters of credit (each, as amended, modified or supplemented from time to time, a "Standby Letter of Credit" or "Letter of Credit") at any time or from time to time on or after the date hereof. The Borrower shall not request any Letter of Credit to be issued, and neither Issuing Bank shall have any obligation to issue any Letter of Credit, except within the following limitations: (i) no Letter of Credit shall be issued later than 60 days before the Revolving Credit Maturity Date, (ii) at the time any Letter of Credit is issued, the aggregate Revolving Credit Exposures of the Lenders (after giving effect to issuance of the requested Letter of Credit) shall not exceed the sum of the Revolving Credit Committed Amounts of the Lenders at such time and (iii) on the date of issuance of any Letter of Credit (and after giving effect to such issuance) the aggregate Letter of Credit Exposure shall not exceed $3,000,000.

          (b)    Terms of Letters of Credit.  The Borrower shall not request any
                 --------------------------
Letter of Credit to be issued except within the following limitations: each Letter of Credit (i) shall have an expiration date no later than the earlier of
(A) 12 months after the date of issuance thereof subject to customary automatic renewal or (B) 30 days prior to the Revolving Credit Maturity Date, and (ii) shall be denominated in (A) Dollars, (B) to the extent consistent with the applicable Issuing Bank's operations at the time in question, Deutsche Marks, British Pounds, Australian Dollars and Euros, or (C) any other freely-available currency acceptable to the applicable Issuing Bank in its sole discretion.

          (c)    Purposes of Letters of Credit.  Each Letter of Credit shall be
                 -----------------------------
satisfactory in form, substance and beneficiary to the Issuing Bank issuing such Letter of Credit in its discretion. Each Standby Letter of Credit shall be used by the Borrower as a standby letter of credit for general corporate purposes, except that Standby Letters of Credit shall not be used to provide credit support for any Indebtedness or other direct or indirect financing arrangements of the Borrower or any other Person. The provisions of this Section 3.1(c) represent only an obligation of the Borrower to the Issuing Banks and the Lenders; the Issuing Banks shall have no obligation to the Lenders to ascertain the purpose of any Letter of Credit, and the rights and obligations of the Lenders and the Issuing Banks among themselves shall not be impaired or affected by a breach of this Section 3.1(c).

          (d)    Standby Letter of Credit Fee.  The Borrower shall pay to the
                 ----------------------------
Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") equal to the percentage set forth below (based on a year of 365/366 days and actual days elapsed), for each outstanding Standby Letter of Credit for each day from and including the date of issuance thereof to and including the date of expiration or termination thereof, on the Undrawn Availability of such outstanding Standby Letter of Credit on such day:

          (i) On each day during a period in which the Consolidated Leverage Ratio is less than 1.50 to 1, 1.40%.

          (ii) On each day during a period in which the Consolidated Leverage Ratio is between 1.50 and 2.00 to 1, 1.90%.

          (iii) On each day during a period in which the Consolidated Leverage Ratio is more than 2.01 to 1, 2.40%.

The Consolidated Leverage Ratio shall be measured at such times as provided in
Section 7.1(a) hereof. Such Standby Letter of Credit Fee shall be due and payable for the preceding period for which such fee has not been paid on each of the following dates: (i) each Regular Payment Date subsequent to the date of issuance of such Standby Letter of Credit, (ii) the date of each drawing on such Standby Letter of Credit, and (iii) the date of expiration or termination of such Standby Letter of Credit.

          (e)    Administration Fees.  The Borrower shall pay to the Agent, for
                 -------------------
the sole account of the applicable Issuing Bank, such administration, maintenance, amendment, drawing and negotiation fees as may be customarily charged by the applicable Issuing Bank from time to time in connection with letters of credit.

          3.2.   Procedure for Issuance and Amendment of Letters of Credit.
                 ---------------------------------------------------------

          (a)    Request for Issuance.  The Borrower may from time to time
                 --------------------
request, upon notice delivered at least three Business Days' prior to the proposed date of issuance, that an Issuing Bank issue (or cause another Affiliate of such Issuing Bank selected by such Issuing Bank to issue) a Letter of Credit by:

          (i) delivering to such Issuing Bank (or such Affiliate as such Issuing Bank may from time to time designate) and the Agent a written request to such effect, specifying the date on which such Letter of Credit is to be issued, the expiration date thereof, and the Stated Amount thereof, and

          (ii) delivering to the applicable Issuing Bank an application, in the form attached as Exhibit B-1 for Standby Letters of Credit to be issued by Mellon Bank, N.A. and Exhibit B-2 for Standby Letters of Credit to be issued by Bank of America National Trust and Savings Association (as applicable, the "Standby Letter of Credit Application" or "Letter of Credit Application"), completed to the satisfaction of such Issuing Bank, together with such other certificates, documents and other papers and information as such Issuing Bank may request.

Upon receipt of the foregoing, the applicable Issuing Bank shall promptly notify the Agent (by telephone or otherwise), and such Issuing Bank shall furnish the Agent with the proposed form of Letter of Credit to be issued. The Agent shall, promptly upon receiving such notice, notify the Lenders of such proposed Letter of Credit (which notice shall specify the Stated Amount and term of such proposed Letter of Credit), and shall determine, as of the close of business on the Business Day before such proposed issuance, whether such proposed Letter of Credit complies with the limitations set forth in Sections 3.1(a), 3.1(b) and 3.1(c) hereof. Unless such limitations are not satisfied, or unless the Required Lenders have given notice to the Agent to cease issuing Letters of Credit pursuant to Section 3.2(c)(iii) hereof, the Agent shall notify the applicable Issuing Bank (in writing or by telephone promptly confirmed in writing) that such Issuing Bank is authorized to issue such Letter of Credit and, unless any other applicable condition specified in this Article III, the Letter of Credit Agreement or the Letter of Credit Application has not been satisfied and unless any applicable condition set forth in Article V hereof or in the Letter of Credit Agreement has not been satisfied, such Issuing Bank shall issue the Letter of Credit on the date requested by the Borrower pursuant to Section 3.2(a)(i) hereof. The applicable Issuing Bank shall deliver the original of such Letter of Credit to the beneficiary thereof or as the Borrower shall otherwise direct, and shall promptly notify the Agent thereof and furnish a copy thereof to the Agent.

          (b)    Request for Extension or Increase.  The Borrower may from time
                 ---------------------------------
to time request an Issuing Bank to extend the expiration date of an outstanding Letter of Credit or increase the Undrawn Availability of such Letter of Credit. Such extension or increase shall for all purposes hereunder be treated as though the Borrower had requested issuance of a Letter of Credit hereunder (except only that the applicable Issuing Bank may, if it elects, issue a notice of extension or increase in lieu of issuing a new Letter of Credit in substitution for the outstanding Letter of Credit).

          (c)    Limitations on Issuance, Extension and Amendment.
                 ------------------------------------------------

          (i) As between the applicable Issuing Bank, on the one hand, and the Agent and the Lenders, on the other hand, the applicable Issuing Bank shall be justified and fully protected in issuing such Letter of Credit after receiving authorization from the Agent as provided in Section 3.2(a) hereof, notwithstanding any subsequent notices to the Issuing Bank, any knowledge of an Event of Default or Potential Default, any knowledge of failure of any condition specified in Section 5.2 hereof to be satisfied, any other knowledge of the applicable Issuing Bank, or any other event, condition or circumstance whatever. The applicable Issuing Bank may amend, modify or supplement Letters of Credit or Letter of Credit Applications, or waive compliance to any condition of issuance or payment, without the consent of, and without liability to, the Agent or any Lender, provided that any such amendment, modification or supplement that extends the expiration date or increases the Letter of Credit Undrawn Availability of an outstanding Letter of Credit shall be subject to Section 3.2(b) hereof.

          (ii) As between the Agent, on the one hand, and the Lenders, on the other hand, the Agent shall not authorize issuance of any Letter of Credit if the Agent shall have received, at least two Business Days before authorizing such issuance, from the Required Lenders an unrevoked written notice that any condition precedent set forth in Section 5.2 will not be satisfied and expressly requesting that the Agent direct the Issuing Banks to cease to issue Letters of Credit. Absent such notice, or unless the Agent determines that the applicable limitations set forth in Sections 3.1(a), 3.1(b) and 3.1(c) hereof are not satisfied or if the Agent has actual knowledge of an Event of Default or Potential Default or any knowledge of failure of any condition specified in Section 5.2 hereof to be satisfied, the Agent shall be justified and fully protected, as against the Lenders, in authorizing an Issuing Bank to issue such Letter of Credit, notwithstanding any subsequent notices to the Agent, any other knowledge of the Agent, or any other event, condition or circumstance whatever.

          3.3.   Letter of Credit Participating Interests.
                 ----------------------------------------

          (a)    Generally.  Concurrently with the issuance of each Letter of
                 ---------
Credit, the applicable Issuing Bank automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each other Lender, and each other Lender automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the applicable Issuing Bank, without recourse to, or representation or warranty by, the applicable Issuing Bank, an undivided interest, in a proportion equal to such Lender's Pro Rata share, in all of the applicable Issuing Bank's rights and obligations in, to or under such Letter of Credit, the related Letter of Credit Application, the Letter of Credit Agreement, the Reimbursement Obligations and all collateral, guarantees and other rights from time to time directly or indirectly securing the foregoing (such interest of each Lender being referred to herein as a "Letter of Credit Participating Interest"). Amounts other than Letter of Credit Reimbursement Obligations and Standby Letter of Credit Fees payable from time to time under or in connection with the Letter of Credit Agreement or a Letter of Credit or Letter of Credit Application shall be for the sole account of the applicable Issuing Bank. On the date that any Purchasing Lender becomes a party to this Agreement in accordance with Section
10.14 hereof, Letter of Credit Participating Interests in any outstanding Letters of Credit held by the Lender from which such Purchasing Lender acquired its interest hereunder shall be proportionately reallotted between such Purchasing Lender and such transferor Lender.

          (b)  Obligations Absolute. Notwithstanding any other provision hereof,
               --------------------
each Lender hereby agrees that its obligation to participate in each Letter of Credit issued in accordance herewith, its obligation to make the payments specified in Section 3.4 hereof, and the right of each Issuing Bank to receive such payments in the manner specified therein, are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Lender to make any such payment shall not relieve any other Lender of its funding obligation hereunder on the date due, but no Lender shall be responsible for the failure of any other Lender to meet its funding obligations hereunder.

          3.4. Letter of Credit Drawings and Reimbursements.
               --------------------------------------------

          (a)  Borrower's Reimbursement Obligation. If an Issuing Bank makes a
               -----------------------------------
payment under any Letter of Credit, such Issuing Bank shall promptly notify the Agent (which notice may be by telephone) and the Agent shall promptly notify the Borrower (which notice may be by telephone) of such payment. The Borrower hereby agrees to reimburse such Issuing Bank, by making payment to the Agent for the account of such Issuing Bank in accordance with Section 2.10(b) hereof, on the day after notice of such payment made by such Issuing Bank under any Letter of Credit, without further notice, protest or demand, all of which are hereby waived, and an action therefor shall immediately accrue. The amount of such Reimbursement Obligation shall be the Dollar Equivalent of the amount of the payment by the Issuing Bank, determined as of the date of such payment. To the extent such payment is not timely made, the Borrower hereby agrees to pay to the Agent, for the account of such Issuing Bank, on demand, interest on any Unreimbursed Draws for each day from and including the date of such payment by such Issuing Bank until paid (before and after judgment) in accordance with
Section 2.4(b)(ii) hereof, at the rate per annum set forth in Section 2.4(b)(ii) hereof.

          (b)  Payment by Lenders on Account of Unreimbursed Draws. If an
               ---------------------------------------------------
Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor on the date when due in accordance with Section 3.4(a) hereof, such Issuing Bank will promptly notify the Agent thereof (which notice may be by telephone), and the Agent shall forthwith notify each Lender (which notice may be by telephone) thereof. No later than the Agent's close of business on the date such notice is given if such notice is given before 11:00 a.m., Pittsburgh time, or the next Business Day, if such notice is given after 11:00 a.m., Pittsburgh time, each such Lender will pay to the Agent, for the account of such Issuing Bank, in immediately available funds, an amount equal to such Lender's Pro Rata share of the Dollar Equivalent of the unreimbursed portion of such payment by such Issuing Bank, determined as of the date of such payment. If and to the extent that any Lender fails to make such payment to such Issuing Bank on such date, such Lender shall pay such amount on demand, together with interest, for such Issuing Bank's own account, for each day from and including the date such payment is due to and including the date of repayment to such Issuing Bank (before and after judgment) at the following rates per annum: (x) for each day from and including the date of such payment by such Issuing Bank to and including the second Business Day thereafter, at the Federal Funds Effective Rate plus 0.50% for each such day, and (y) for each day thereafter, at the rate applicable to Unreimbursed Draws for each such day.

          (c)  Distributions to Participants. If, at any time, after an Issuing
               -----------------------------
Bank has made an Unreimbursed Draw and has received from the Agent on account of any Lender such Lender's share of such Letter of Credit Unreimbursed Draw, and such Issuing Bank receives any payment or makes any application of funds on account of the Reimbursement Obligation arising from such Unreimbursed Draw, such Issuing Bank will pay to the Agent, for the account of such Lender, such Lender's Pro Rata share of such payment.

          (d)  Rescission. If any amount received by an Issuing Bank on account
               ----------
of any Reimbursement Obligation shall be avoided, rescinded or otherwise returned or paid over by such Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or such Issuing Bank believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each such Lender will, promptly upon notice from the Agent, pay over to the Agent for the account of such Issuing Bank its Pro Rata share of such amount, together with its Pro Rata share of any interest or penalties payable with respect thereto.

          (e)  Equalization. If any Lender receives any payment or makes any
               ------------
application on account of its Letter of Credit Participating Interest, such Lender shall forthwith pay over to the Agent for the account of the Issuing Banks, in Dollars and in like kind of funds received or applied by it the amount in excess of such Lender's ratable share of the amount so received or applied.

          3.5. Obligations Absolute. The payment obligations of the Borrower
               --------------------
under Section 3.4 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (a) any lack of validity or enforceability of this Agreement, any Letter of Credit, the Letter of Credit Agreement or any other Loan Document,

          (b) the existence of any claim, set-off, defense or other right which the Borrower or any other Person may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), any Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

          (c) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided, however, that payment by the applicable Issuing Bank
              --------  -------
under such Letter of Credit against presentation of such draft, certificate, statement or other document shall not have constituted gross negligence or willful misconduct;

          (d) payment by an Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, or payment by such Issuing Bank under the Letter of Credit in any other circumstances in which conditions to payment are not met, except any such payment resulting from the gross negligence or willful misconduct of such Issuing Bank; or

          (e) any other event, condition or circumstance whatever, whether or not similar to any of the foregoing; provided, however, that payment by an
                                     --------  -------
Issuing Bank of any Letter of Credit in light of such event, condition or circumstance shall not have constituted gross negligence or willful misconduct.

The Borrower bears the risk of, and none of the Agent, the Lenders or the Issuing Banks, nor any of their respective directors, officers, employees or agents, shall be liable or responsible for any of, the foregoing matters, the use which may be made of any Letter of Credit, or acts or omissions of the beneficiary or any transferee in connection therewith.

          3.6. Additional Compensation in Certain Circumstances. Without
               ------------------------------------------------
limitation of any provision of Section 2.11(a) hereof, each Issuing Bank and each Lender shall be entitled to the benefit of Section 2.11(a) hereof, and the Borrower shall pay additional compensation to each Issuing Bank and each Lender in accordance with such Section 2.11(a), in respect of this

Agreement, the Letters of Credit and Letter of Credit Participating Interests, to the same extent and in the same manner as if the word "Lender," in each place in which it occurs in such Section 2.11(a), were replaced with "Lender or Issuing Bank," and the word "Loan," in each place in which it occurs in such
Section 2.11(a), were replaced with "Loan, Letter of Credit or Letter of Credit Participating Interest."

          3.7.  Further Assurances. The Borrower hereby agrees, from time to
                ------------------
time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by either Issuing Bank more fully to effect the purposes of this Agreement, the Letter of Credit Agreement, the Letter of Credit Applications and the issuance of the Letters of Credit hereunder.

          3.8.  Letter of Credit Agreement and Applications. The
                -------------------------------------------
representations, warranties and covenants by the Borrower under, rights and remedies of either Issuing Bank under, the Letter of Credit Agreement and a Letter of Credit Application relating to any Letter of Credit are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Borrower under, and rights and remedies of the Issuing Banks and the Lenders under, this Agreement, the other Loan Documents and applicable Law. The Borrower acknowledges and agrees that all rights of the Issuing Banks under the Letter of Credit Agreement and any Letter of Credit Application shall inure to the benefit of each Lender to the extent of its Commitment Percentage as fully as if such Lender was a party to the Letter of Credit Agreement and such Letter of Credit Application. In the event of any inconsistency between the terms of this Agreement and the Letter of Credit Agreement or any Letter of Credit Application, this Agreement shall prevail.

          3.9.  Cash Collateral for Letters of Credit.
                -------------------------------------

          (a) The Borrower agrees that without limitation of other rights and remedies under this Agreement or at law or in equity, following the occurrence of any Event of Default, it shall, immediately upon request from time to time by the Agent delivered at the request of the Required Lenders (or, in case of an Event of Default referred to in Section 8.1(o) or (p) hereof, automatically upon the occurrence of such Event of Default without any such notice under this
Section 3.9(a)) pay to the Agent in Dollars and in immediately available funds an amount equal to the excess of the aggregate Letter of Credit Exposure at such time over the balance in the LC Collateral Account. Any amounts so received by the Agent shall be deposited by the Agent into the LC Collateral Account.

          (b)   LC Collateral Account.
                ---------------------

          (i) The Agent shall maintain in its own name (in its capacity as Agent) an interest bearing deposit account (the "LC Collateral Account") over which the Agent shall have sole dominion and control, and the Borrower shall have no right to withdraw or to cause the Agent to withdraw any funds deposited therein. The Agent shall deposit into the LC Collateral Account such funds as this Agreement requires or permits to be paid therein pursuant to Section 3.9(a) hereof.

          (ii)      The Agent shall apply funds in the LC Collateral Account:
     (A) on account of Reimbursement Obligations as and when the same become due and payable if and to the extent that the Borrower fails directly to pay the same, and (B) if no Reimbursement Obligations are due and payable and the balance of the LC Collateral Account exceeds the aggregate Letter of Credit Exposure, the excess shall be applied on account of the Obligations as the same become due and payable in accordance with Section 8.2 hereof. If all Obligations have been paid in full, all Commitments terminated and all Letters of Credit have expired, promptly following demand by the Borrower the Agent shall release to the Borrower all remaining funds in the LC Collateral Account.

          3.10. Indemnification of Issuing Banks.  The Borrower hereby agrees to
                --------------------------------
indemnify and hold each Issuing Bank and its officers, directors, employees and agents ("LC Indemnified Parties") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any nature whatsoever (including without limitation reasonable attorneys' fees) which at any time may be imposed upon, incurred by, or asserted against such LC Indemnified Party in any way arising from or relating to the execution, delivery or use or transfer of, or payment of, or failure to pay under, or use of proceeds of, any Letter of Credit, except for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the applicable Issuing Bank's gross negligence or willful misconduct in connection with the matters referred to in Sections 3.5(c), (d) and (e) hereof. Without limiting the foregoing obligation, each Lender agrees to reimburse and indemnify the Issuing Banks for and against any and all amounts required to be reimbursed by the Borrower pursuant to the preceding sentence but not so reimbursed. The agreements in this Section 3.10 shall survive the payment of the Loans, termination of this Agreement and all other events whatever.

          3.11. The Issuing Banks and the Lenders.
                ---------------------------------

          (a) Each Issuing Bank may consult with legal counsel (including counsel for the Borrower or for any other party in interest), independent public accountants and any other experts selected by it and shall not be liable to the Lenders for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

          (b) Neither Issuing Bank shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. The duties of the Issuing Banks shall be mechanical and administrative in nature; the Issuing Banks shall not by reason of this Agreement or the other Loan Documents have a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Issuing Banks any obligations in respect of this Agreement or any other Loan Document (including but not limited to the Letter of Credit Agreement, any Letter of Credit or Letter of Credit Application) except as expressly set forth herein and therein. Each Lender expressly acknowledges: (i) that neither Issuing Bank has made any representations or warranties to it and that no act by either Issuing Bank hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by either Issuing Bank to any Lender; (ii) that it has made and will make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Borrower, and its own evaluation of this Agreement and the other Loan Documents; and (iii) that neither Issuing Bank shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information except as otherwise provided herein, whether coming into its possession before the issuance of any Letter of Credit hereunder or at any time or times thereafter, except for notices, reports or other documents which this Agreement expressly requires to be furnished to the Lenders by the applicable Issuing Bank hereunder or thereunder. Without limitation, each Lender hereby acknowledges that the Issuing Banks have not made, will not make and hereby expressly exclude any representations or warranties concerning the execution, delivery, legality, validity or enforceability of this Agreement or any of the other Loan Documents, or any recital, representation, warranty, document, certificate, report or statement made herein or in any of the other Loan Documents or made or furnished under or in connection with this Agreement or any of the other Loan Documents.

          (c) Each Issuing Bank shall handle all matters concerning the Letters of Credit in accordance with its usual practice in managing its own affairs in the ordinary course of its business; but notwithstanding any other provision of this Agreement, neither the Issuing Banks nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them hereunder or under any of the other Loan Documents (including but not limited to the Letter of Credit Agreement, Letters of Credit and Letter of Credit Applications) or in connection herewith or therewith, unless caused by its or their own gross negligence or willful misconduct. Neither Issuing Bank shall in any circumstances (i) be responsible in any manner to any of the Lenders for the execution, delivery, legality, validity or enforceability of this Agreement or any of the other Loan Documents, or for any recital, representation, warranty, document, certificate, report or statement made herein or in any of the other Loan Documents or made or furnished under or in connection with this Agreement or any of the other Loan Documents, or (ii) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions in this Agreement or any of the other Loan Documents on the part of the Borrower, or the financial condition of the Borrower, or the existence or possible existence of any Event of Default or Potential Default.

          (d) Neither Issuing Bank shall be under any obligation to any of the Lenders to ascertain or to inquire as to the existence or possible existence of any Event of Default or Potential Default, or to give notice of any such of which it is aware.

          (e) Each Issuing Bank shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper party or parties, and upon opinions of counsel and other professional advisers selected by the applicable Issuing Bank. Each Issuing Bank shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          (f) Each Issuing Bank shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Issuing Bank, and the terms "Lenders" or "holders of Notes" shall include the Issuing Banks in their individual capacities. Each Issuing Bank and its affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its Subsidiaries and their respective stockholders and affiliates as though it were not acting as an Issuing Bank hereunder. The parties hereto intend that the Letter of Credit Participating Interests represent commercial transactions, and not investments or securities for purposes of any securities law.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          The Borrower hereby represents and warrants to the Agent, each Lender and the Issuing Banks:

          4.1. Corporate Status. Each Loan Party and each Subsidiary of each
               ----------------
Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party and each Subsidiary of each Loan Party has corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. Each Loan Party and each Subsidiary of each Loan Party is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable, except for (x) matters section forth on Schedule 4.1 hereof and (y) matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 4.1 hereof states as of the date hereof the jurisdiction of incorporation of each Loan Party and each Subsidiary of each Loan Party, and the jurisdictions in which each Loan Party and each Subsidiary of each Loan Party is qualified to do business as a foreign corporation.

          4.2. Corporate Power and Authorization.  Each Loan Party has corporate
               ---------------------------------
power and authority to execute, deliver, perform, and take all actions contemplated by, each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limitation of the foregoing, the Borrower has the corporate power and authority and request Letters of Credit to borrow and request Letters of Credit to be issued pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate action to authorize such borrowings and requests for Letters of Credit.

          4.3. Execution and Binding Effect.  This Agreement and each other Loan
               ----------------------------
Document to which any Loan Party is a party and which is required to be delivered on or before the Closing Date pursuant to Section 4.1 hereof has been duly and validly executed and delivered by each Loan Party which is a party hereto or thereto, as the case may be. This Agreement and each such other Loan Document constitutes, and each other Loan Document when executed and delivered by the applicable Loan Party will constitute, the legal, valid and binding obligation of each Loan Party which is a party hereto or thereto, as the case may be, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

          4.4. Governmental Approvals and Filings.  No approval, order, consent,
               ----------------------------------
authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary in connection with execution and delivery of any Loan Document by any Loan Party, consummation by any Loan Party of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof by any Loan Party or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof, except for matters set forth in Schedule 4.4 hereof. Each Governmental Action referred to in such Schedule 4.4 has been duly obtained or made, as the case may be, and is in full force and effect, and there is no action, suit, proceeding or investigation pending or (to the Borrower's knowledge after due inquiry) threatened which seeks or may result in the reversal, rescission, termination, modification or suspension of any such Governmental Action. No Governmental Action referred to in such Schedule 4.4 requires any further act to be performed or condition to be satisfied by any Person as a condition to continued effectiveness thereof, except as set forth in such Schedule 4.4. With respect to the each of the matters set forth in such Schedule 4.4 the Agent, each Issuing Bank and each Lender has received a true, correct and complete copy of
(a) such Governmental Action (including each amendment, modification or supplement thereto) and (b) all applications therefor and all exhibits thereto.

          4.5. Absence of Conflicts. Neither the execution and delivery of any
               --------------------
Loan Document by any Loan Party, nor consummation by any Loan Party of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof by any Loan Party does or will

          (a)  violate or conflict with any Law, or

          (b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any of property of any Loan Party or any Subsidiary of any Loan Party pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of any Loan Party or any Subsidiary of any Loan Party under or in connection with,

          (i) the articles of incorporation or by-laws (or other constituent documents) of any Loan Party or any Subsidiary of any Loan Party,

          (ii) any agreement or instrument creating, evidencing or securing any Indebtedness or Guaranty Equivalent to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, or

          (iii) any other agreement or instrument or arrangement to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound except for (x) matters set forth in Schedule 4.5 hereof and (y) matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 4.5 hereof sets forth each consent, waiver, amendment or agreement which has been obtained by or on behalf of any Loan Party in respect of any matter which would, absent such consent, waiver, amendment or agreement, be within the scope of the foregoing clause (b), and Agent, each Issuing Bank and each Lender has received a true, correct and complete copy of each such consents, waiver, amendment or agreement and of each of the underlying agreements or instruments to which it relates.

          4.6. Audited Financial Statements. The Borrower has heretofore
               ----------------------------
furnished to the Agent, each Issuing Bank and each Lender consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of April 30, 1997 and 1998 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, as examined and reported on by Arthur Andersen LLP, independent certified public accountants for the Borrower, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of the end of each such fiscal year and the results of their operations and their cash flows for the fiscal years then ended, all in conformity with GAAP.

          4.7. Interim Financial Statements. The Borrower has heretofore
               ----------------------------
furnished to the Agent, each Issuing Bank and each Lender interim consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of the end of each of the first two fiscal quarters of the fiscal year beginning May 1, 1998, together with the related consolidated statements of income, cash flows and changes in stockholders' equity for the applicable fiscal periods ending on each such date. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of the end of each such fiscal quarter and the results of their operations and their cash flows for the fiscal periods then ended, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

          4.8. Regional Financial Statements. The Borrower has heretofore
               -----------------------------
furnished to the Agent, each Issuing Bank and each Lender regional consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of the end of each of the first two fiscal quarters of the fiscal year beginning May 1, 1998, together with the related regional consolidated statements of income, cash flows and changes in stockholders' equity for the applicable fiscal periods ending on each such date, for Borrower's North American, European, Asian and Latin American regions, respectively. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of the end of each such fiscal quarter and the results of their operations and their cash flows for the fiscal periods then ended, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

          4.9. Absence of Undisclosed Liabilities.  Neither the Borrower nor any
               ----------------------------------
Subsidiary of the Borrower has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (w) as disclosed in the financial statements referred to in Sections 4.6 and 4.7 hereof, and (x) matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (y) as disclosed on Schedule 4.9 hereof, and (z) liabilities, obligations, commitments and losses incurred after September 30, 1998 in the ordinary course of business and consistent with past practices.

          4.10. Absence of Material Adverse Changes. Since April 30, 1998 there
                -----------------------------------
has been no material adverse change in the business, operations, condition (financial or otherwise) or prospects of the North American operations of the Borrower and its Subsidiaries or of the Borrower and its Subsidiaries taken as a whole.

          4.11. Accurate and Complete Disclosure.  All information heretofore,
                --------------------------------
contemporaneously or hereafter provided by or on behalf of any Loan Party or any Subsidiary of any Loan Party to the Agent, each Issuing Bank or any Lender or any other Person pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Agent, such Issuing Bank or such Lender or such other Person, as the case may be) and does not or will not (as the case may be) omit to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances in which it was provided.

          4.12. Projections. The Borrower has furnished to the Agent, each
                -----------
Issuing Bank and each Lender projections prepared by the Borrower demonstrating the projected consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries for the period commencing on the Closing Date and ending on the Revolving Credit Maturity Date, which projections are accompanied by a written statement of the assumptions and estimates underlying such projections. Such projections were prepared on the basis of such assumptions and estimates. Such projections, assumptions and estimates, as of the date of preparation thereof and as of the date hereof, are reasonable, are made in good faith, are consistent with the Loan Documents, and represent the Borrower's best judgment as to such matters. Nothing has come to the attention to the Borrower which would lead the Borrower to believe that such projections will not be attained or exceeded. Nothing contained in this Section 4.12 shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

          4.13. Solvency. On and as of the Closing Date, after giving effect to
                --------
all Credit Extensions and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Loan or other Credit Extensions hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, each Loan Party is and will be Solvent.

          4.14. Margin Regulations. Neither any Loan Party nor any Subsidiary of
                ------------------
any Loan Party is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock". Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time. Margin Stock does not constitute more than 5% of the value of the consolidated assets of the Borrower and its Subsidiaries.

          4.15. Subsidiaries. Schedule 4.15 hereof states as of the date hereof
                ------------
the percentage of outstanding shares of each class of capital stock of each Loan Party owned by each Loan Party and by each Subsidiary. For each Loan Party for which the outstanding shares of each class of capital stock of such Loan Party are not 100% owned by other Loan Parties, Schedule 4.15 also states as of the date hereof the identity of any Person (other than the Borrower or a Subsidiary of the Borrower) that owns any outstanding shares of any class of capital stock of such Loan Party and the percentage of outstanding shares of each class of capital stock of such Loan Party owned by any such Person. The outstanding shares of each Subsidiary of each Loan Party have been duly authorized and validly issued and are fully paid and nonassessable. Each Loan Party and each Subsidiary of each Loan Party owns beneficially and of record and has good title to all of the shares it is listed as owning in such Schedule 4.15, free and clear of any Lien. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Subsidiary to issue any shares of its capital stock or any other securities, except for matters set forth in
Schedule 4.15.

          4.16. Partnerships, etc. Neither any Loan Party nor any Subsidiary of
                ------------------
any Loan Party is a partner (general or limited) of any partnership, is a party to any joint venture or owns (beneficially or of record) any equity or similar interest in any Person (including but not limited to any interest pursuant to which such Loan Party or Subsidiary has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person), except for
(x) capital stock of Subsidiaries referred to in Section 4.15 hereof, (y) equity investments permitted under Section 7.5 hereof, and (z) matters set forth in
Schedule 4.16 hereof.

          4.17. Ownership and Control. Schedule 4.15 hereof states as of the
                ---------------------
date hereof the percentage of shares of each class of capital stock issued of each Loan Party owned by each Loan Party and by each Subsidiary. The outstanding shares of capital stock of each Loan Party have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive or other rights, purchase agreements, buy-sell agreements, restrictions on transfer, pledges, proxies, voting trusts, powers of attorney, voting agreements and other agreements, instruments or arrangements to which any Loan Party is a party or is subject or bound, or (to the Borrower's knowledge after due inquiry) to which any record or beneficial owner of capital stock of any Loan Party is a party or is subject or bound, which if the transactions contemplated thereby were to be consummated or performed (either individually or collectively in whole or in part) would result in a Change of Control.

          4.18. Litigation.  There is no pending or (to the Borrower's knowledge
                ----------
after due inquiry) threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Loan Party or any Subsidiary of any Loan Party, except for (x) matters set forth in Schedule 4.18 hereof, (y) matters described in the financial statements referred to in Section
4.6 hereof, and (z) matters that if adversely decided, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          4.19. Absence of Events of Default. No event has occurred and is
                ----------------------------
continuing and no condition exists which constitutes an Event of Default or Potential Default.

          4.20. Absence of Other Conflicts/Compliance with Laws, etc.. Neither
                -----------------------------------------------------
any Loan Party nor any Subsidiary of any Loan Party is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with, and each Loan Party and each Subsidiary of each Loan Party is in compliance with:

          (a)   Any or all Laws,

          (b) its articles of incorporation or by-laws (or other constituent documents), and/or

          (c) any agreement or instrument or arrangement to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, except for (x) matters set forth in Schedule 4.20 hereof, and (y) matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          4.21. Insurance. Each Loan Party and each Subsidiary of each Loan
                ---------
Party maintains with financially sound and reputable insurers not related to or affiliated with any Loan Party insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated (including without limitation business interruption, product and other liability, casualty, workers' compensation and umbrella policies).

          4.22. Title to Property. Each Loan Party and each Subsidiary of each
                -----------------
Loan Party has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in Section 4.6 hereof or submitted pursuant to Section 6.1(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet or, after the Closing Date, as otherwise permitted by the Loan Documents, in each case free and clear of all Liens other than Permitted Liens.

          4.23. Intellectual Property. Each Loan Party and each Subsidiary of
                ---------------------
each Loan Party owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others except as could not be reasonably be expected to have a Material Adverse Effect. All patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processed, data bases and other intellectual property rights owned or licensed by each Loan Party are registered and owned domestically within the United States and shall remain domestically-owned property at all relevant times during the term of this Agreement.

          4.24. Taxes. All tax and information returns required to be filed by
                -----
or on behalf of any Loan Party or any Subsidiary of any Loan Party have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon any Loan Party or any Subsidiary of any Loan Party or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of each Loan Party and each Subsidiary of each Loan Party except as could not reasonably be expected to have a Material Adverse Effect. The reserves and provisions for taxes on the books of each Loan Party and each Subsidiary of each Loan Party are adequate for all open years and for its current fiscal period. Neither any Loan Party nor any Subsidiary of any Loan Party knows of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal, state and local and foreign income tax liabilities of the Borrower and each of its Subsidiaries have been finally determined by the Internal Revenue Service and other relevant taxing authorities, or the time for audit has expired, for all fiscal periods ending on or prior to April 30, 1996 and all such liabilities (including all deficiencies assessed following audit) have been satisfied. Neither any Loan Party nor any Subsidiary of any Loan Party nor any of their respective consolidated return group has at any time filed a consolidated tax return with any Person other than the Loan Parties and their respective Subsidiaries, except as set forth in Schedule 4.24 hereto. Schedule
4.24 hereof describes all tax sharing arrangements or agreements to which any Loan Party or any Subsidiary of any Loan party is subject or bound.

          4.25. Employee Benefits. A copy of the most recent Annual Report (5500
                -----------------
Series Form) including all attachments thereto as filed with the Internal Revenue Service for each Plan has been provided to Agent, each Issuing Bank and each Lender and fairly presents the funding status of each Plan. There has been no material deterioration in any Plan's funding status since the date of such Annual Report. Schedule 4.25 hereof sets forth as of the date hereof a list of all Plans and Multiemployer Plans, and all information available to the Borrower with respect to the direct, indirect or potential withdrawal liability to any Multiemployer Plan of any Loan Party or any Controlled Group Member. Except as set forth in Schedule 4.25 hereof, no Loan Party and no Subsidiary or any Loan Party has any liability (contingent or otherwise) for or in connection with, and none of their respective properties is subject to a Lien in connection with, any Pension-Related Event. No Loan Party and no Subsidiary of any Loan Party has any liability (contingent or otherwise) for or in connection with, any Postretirement Benefits. The PBGC premiums and contributions required to meet the minimum funding requirements of ERISA and the Code for all Plans have not exceeded $25,000 on an annual basis for any of the past three years. The amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), as certified to by the Plan's actuary, for any Plan do not exceed $25,000 and for all Plans do not exceed $25,000.

          4.26. Regulatory Restrictions. Neither the Borrower nor any Subsidiary
                -----------------------
of the Borrower is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" within the meaning of the Public Utility Company Act of 1935, as amended, or (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, as amended.

          4.27. Year 2000. The Borrower has reviewed its operations and those of
                ---------
its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, will be vulnerable to a Year 2000 Problem or will be vulnerable to the effects of a Year 2000 Problem suffered by the Borrower's or any of its Subsidiaries' major commercial counter-parties. The Borrower represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect.

          4.28. Labor Matters. No Loan Party or any Subsidiary of any Loan Party
                -------------
is a party to a collective bargaining or similar labor agreement. Except for failures to comply and liabilities which could not reasonably be expected to cause a Material Adverse Effect, each Loan Party and each Subsidiary of each Loan Party is in compliance with all, and is not liable for the payment of taxes, fines or penalties with respect to, any federal, state and local laws, ordinances and regulations that relate to labor unions or employment practices, terms and conditions of employment, equal employment opportunity, non-discrimination, immigration, wages, benefits, payment of taxes and occupational health and safety.

                                   ARTICLE V

                             CONDITIONS OF LENDING
                             ---------------------

          5.1.  Conditions to Initial Credit Extension. The obligation of each
                --------------------------------------
Lender to make Loans on the Closing Date and the willingness of each Issuing Bank to issue any Letter of Credit on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or issuance of such Letter of Credit, of the following conditions precedent, in addition to the conditions precedent set forth in Section 5.2 hereof:

          (a) Agreement; Notes; Schedules; Letter of Credit Agreement. The Agent shall have received an executed counterpart of this Agreement for each Issuing Bank and each Lender, duly executed by the Borrower, and executed Revolving Credit Notes conforming to the requirements hereof, duly executed on behalf of the Borrower. The Schedules attached hereto shall be approved by the Agent, each of the Issuing Banks and each of the Lenders. The Agent shall have received an executed counterpart of the Letter of Credit Agreements in the form attached as Exhibit C-1 hereto for Letters of Credit to be issued by Mellon Bank, N.A. and in the form of Exhibit C-2 hereto for Letters of Credit to be issued by Bank of America National Trust and Savings Association (as applicable, the "Letter of Credit Agreement") for the applicable Issuing Bank, duly executed by the Borrower. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (b)  [Intentionally Omitted].

          (c)  Capitalization, etc. The corporate, legal, tax, ownership,
               -------------------
organizational and capital structure of each Loan Party and each Subsidiary of each Loan Party, the articles of incorporation and by-laws (or other constituent documents) of each of them, and the terms, conditions, amounts and holders of all equity, debt and other indebtedness, obligations and liabilities of each of them, and tax matters relating to each of them, and the transaction sources and uses of each of them, shall be satisfactory to the Agent, each Issuing Bank and each Lender.

          (d)  Governmental Approvals and Filings. The Agent shall have
               ----------------------------------
received, with copies and executed counterparts for each Issuing Bank and each Lender, true and correct copies (in each case certified as to authenticity on such date on behalf of the Borrower) of all items referred to in Schedule 4.4 hereof and such items shall be satisfactory in form and substance to the Agent, each Issuing Bank and each Lender and shall be in full force and effect.

          (e)  Other Conflicts. The Agent shall have received, with copies and
               ---------------
executed counterparts for each Issuing Bank and each Lender, true and correct copies (in each case certified as to authenticity on such date on behalf of the Borrower) of all items referred to in Schedule 4.5 hereof and such items shall be satisfactory in form and substance to the Agent, each Issuing Bank and each Lender and shall be in full force and effect.

          (f)  Corporate Proceedings. The Agent shall have received, with a
               ---------------------
counterpart for each Issuing Bank and each Lender, certificates by the Secretary or Assistant Secretary of each Loan Party dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of each Loan Party in effect on such date (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than 30 days before the Closing Date), (ii) true copies of all corporate action taken by each Loan Party relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of each Loan Party executing this Agreement and the other Loan Documents to which such Loan Party is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Agent shall have received, with a copy for each Issuing Bank and each Lender, certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than 30 days before the Closing Date showing the good standing of each Loan Party in its state of incorporation.

          (g)  Insurance. The Agent shall have received a report from J & H
               ---------
Marsh McLenan, with a copy for each Issuing Bank and each Lender, addressed to the Agent, each Issuing Bank and each Lender, satisfactory in form and substance to the Agent, each Issuing Bank and each Lender, as to insurance matters pertaining to the Borrower and its Subsidiaries. The Agent shall have received evidence satisfactory to it that the insurance policies required by this Agreement and the other Loan Documents (including without limitation business interruption, product and other liability, casualty, workers' compensation and umbrella policies) have been obtained, containing the endorsements required hereby and thereby.

          (h)  Financial Statements, Projections; Condition of Business. The
               --------------------------------------------------------
Agent shall have received, with a counterpart for each Issuing Bank and each Lender, copies of the consolidated financial statements, consolidating financial statements, pro forma financial statements referred to in Sections 4.6, 4.7, 4.8, and 4.9 hereof. The assumptions reflected in such projections shall be reasonably acceptable to the Agent, the Issuing Banks and the Lenders. . The business, operations, assets, or condition (financial, pro forma financial, or otherwise), liabilities or prospects of each Loan Party and each Subsidiary of each Loan Party shall continue to be satisfactory to the Agent, each Issuing Bank and each Lender.

          (i)  Legal Opinion of Counsel to the Loan Parties. The Agent shall
               --------------------------------------------
have received, with an executed counterpart for each Issuing Bank and each Lender, an opinion addressed to the Agent, each Issuing Bank and each Lender, dated the Closing Date, of O'Melveny & Myers, LLP, counsel to each of the Loan Parties, as to such matters as may be requested by the Agent, any Issuing Bank or any Lender and in form and substance satisfactory to the Agent, each Issuing Bank and each Lender, it being understood that such opinion may assume New York law and Pennsylvania law are the same.

          (j)  Officers' Certificates. The Agent shall have received, with an
               ----------------------
executed counterpart for each Issuing Bank and each Lender, certificates from such officers of each Loan Party as to such matters as the Agent, any Issuing Bank or any Lender may request.

          (k)  Fees, Expenses, etc. All fees and other compensation required to
               -------------------
be paid to the Agent, the Issuing Banks or the Lenders pursuant hereto or pursuant to any other written agreement on or prior to the Closing Date shall have been paid or received, including but not limited to those referred to in the fee letter and engagement letter.

          (l)  Limitations on Upstream Cash-Flow. Except for any requirements of
               ---------------------------------
this Agreement and the other Loan Documents, there shall be no, and the Agent shall have received, with a copy for each Lender and each Issuing Bank, a certificate from a Responsible Officer of the Borrower to the effect that there are no, limitations or restrictions on the ability of the Subsidiaries of the Borrower to pay dividends to the Borrower, make inter-company loans to the Borrower or otherwise upstream cash-flow to the Borrower.

          (m)  Additional Matters. The Agent shall have received such other
               ------------------
certificates, opinions, documents and instruments as may be reasonably requested by the Agent, any Issuing Bank or any Lender. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent, each Issuing Bank and each Lender.

          5.2. Conditions to All Credit Extensions. The obligation of each
               -----------------------------------
Lender to make any Loan and the willingness of the applicable Issuing Bank to issue any Letter of Credit is subject to performance by each of the Loan Parties of their respective obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and to satisfaction of the following further conditions precedent:

          (a)  Notice. Appropriate notice of such Loan or other Credit Extension
               ------
shall have been given by the Borrower as provided in Article II or Article III hereof, as the case may be.

          (b)  Representations and Warranties. Except to the extent that a
               ------------------------------
representation and warranty is made expressly with reference to an earlier date, each of the representations and warranties made by each Loan Party herein and in each other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans requested to be made and Letters of Credit requested to be issued on such date.

          (c)  No Defaults. No Event of Default or Potential Default shall have
               -----------
occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (d)  No Violations of Law, etc. Neither the making nor use of the
               -------------------------
Loans or other Credit Extensions shall cause any Lender or any Issuing Bank (as the case may be) to violate or conflict with any Law.

Each request by the Borrower for any Loan shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 5.2 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the Borrower to the contrary before such Loan is made or such Letter of Credit issued shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 5.2 have been satisfied as of the date such Loan is made or such Letter of Credit issued. For purposes of Sections 5.1 and 5.2 hereof, any requirement that certain items be "satisfactory to" or "to the satisfaction of" the Agent, any Issuing Bank or any Lender shall mean to the satisfaction of the Agent, any Issuing Bank or any Lender after review.

                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS
                             ---------------------

          The Borrower hereby covenants to the Agent, each Lender and each Issuing Bank as follows:

          6.1. Basic Reporting Requirements.
               ----------------------------


          (a)  Annual Audit Reports. As soon as practicable, and in any event
               --------------------
within 90 days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Agent, with a copy for each Issuing Bank and each Lender, consolidated statements of income, cash flows and changes in stockholders' equity of the Borrower and its consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by an opinion of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by the Borrower and acceptable to the Agent. Such opinion shall be free of any exception or qualification which is of "going concern" or like nature or which relates to a limited scope of examination.

          (b)  Quarterly Consolidated Reports. As soon as practicable, and in
               ------------------------------
any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Borrower, the Borrower shall furnish to the Agent, with a copy for each Issuing Bank and each Lender, unaudited consolidated statements of income, cash flows and changes in stockholders' equity of the Borrower and its consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter and an unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year (except for the consolidated balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end). Such financial statements shall be certified by a Responsible Officer of the Borrower as presenting fairly the financial position of the Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

          (c)  Regional Consolidated Reports. As soon as practicable, and in any
               -----------------------------
event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Borrower and 90 days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Agent, with a copy for each Issuing Bank and each Lender, unaudited regional consolidated statements of income, cash flows and changes in stockholders' equity for such fiscal quarter or fiscal year, as the case may be, and unaudited regional consolidated balance sheets as of the close of such fiscal quarter or fiscal year, as the case may be, all in reasonable detail for Borrower's North American, European, Asian and Latin American regions, respectively. Such statements shall be certified by a Responsible Officer of the Borrower as presenting fairly the financial position of the Borrower and each of its Subsidiaries as of the end of such fiscal quarter or fiscal year, as the case may be, and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal quarter or fiscal year, as the case may be, in conformity with GAAP (exclusive of principles of consolidation), subject (in the case of quarterly reports) to normal and recurring year-end audit adjustments.

          (d)  Quarterly Compliance Certificates. The Borrower shall deliver to
               ---------------------------------
the Agent, with a copy for each Issuing Bank and each Lender, a Quarterly Compliance Certificate in substantially the form set forth as Exhibit F hereto, duly completed and signed by a Responsible Officer of the Borrower concurrently with the delivery of the financial statements referred to in subsections (a) and
(b) of this Section 6.1.

          (e)  Certain Other Reports and Information. Promptly upon their
               -------------------------------------
becoming available to the Borrower, the Borrower shall deliver to the Agent, with a copy for each Issuing Bank and each Lender, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its stockholders, bondholders or the financial community generally, and (iii) an annual budget for the Borrower and its Subsidiaries; provided, however, that upon consummation of an initial primary public offering of equity securities of the Borrower, the annual budget required pursuant to clause (iii) shall no longer be required to be delivered by the Borrower.

          (f)  Further Information. The Borrower will promptly furnish to the
               -------------------
Agent, with a copy for each Issuing Bank and each Lender, such other information as the Agent, any Issuing Bank or any Lender may reasonably request from time to time.

          (g)  Notice of Certain Events. Promptly upon becoming aware of any of
               ------------------------
the following, the Borrower shall give the Agent notice thereof, together with a written statement of a Responsible Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

          (i)   Any Event of Default or Potential Default.

          (ii) Any material adverse change in the business, operations, condition (financial or otherwise), or liabilities of the North American operations of the Borrower and its Subsidiaries or of the Borrower and its Subsidiaries taken as a whole.

          (iii) Any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting any Loan Party or any Subsidiary of any Loan Party, except for matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

          (iv) Any material violation, breach or default by the Borrower or any Subsidiary of the Borrower or by any other party of or under any agreement or instrument material to the business, operations, condition (financial or otherwise), or liabilities of the

     North American operations of the Borrower and its Subsidiaries or of the Borrower and its Subsidiaries taken as a whole.

          (v)  Any Pension-Related Event. Such notice shall be accompanied by:
     (A) a copy of any notice, request, return, petition or other document received by the Borrower, any Loan Party or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

          (h)  Visitation; Verification. The Borrower shall permit such Persons
               ------------------------
as the Agent, any Issuing Bank or any Lender may designate from time to time to visit and inspect any of the properties of the Borrower and of any Subsidiary, to examine their respective books and records and take copies and extracts therefrom and to discuss their respective affairs with their respective directors, officers, employees and independent accountants etc. during business hours and as often as the Agent, any Issuing Bank or any Lender may reasonably request. The Borrower hereby authorizes such officers, employees and independent accountants etc. to discuss with the Agent, any Issuing Bank or any Lender the affairs of the Borrower and its Subsidiaries.

          6.2. Insurance. The Borrower shall, and shall cause each Subsidiary
               ---------
to, (a) maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or similar businesses or having similar properties similarly situated (including without limitation business interruption, product and other liability, casualty, workers' compensation and umbrella policies) and as is satisfactory from time to time to the Required Lenders, which insurance shall in any event not provide for a materially lower level of coverage than the insurance in effect on the Closing Date, and (b) furnish to each Issuing Bank and each Lender from time to time upon request the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as such Issuing Bank or such Lender may request.

          6.3. Payment of Taxes and Other Potential Charges and Priority Claims.
               ----------------------------------------------------------------
The Borrower shall, and shall cause each Subsidiary to, pay or discharge

          (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

          (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

          (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided, that unless and until foreclosure, distraint, levy, sale or similar
--------
proceedings shall have been commenced the Borrower or such Subsidiary need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

          6.4. Preservation of Corporate Status. The Borrower shall, and shall
               --------------------------------
cause each of its Subsidiaries to, maintain its structure and status as a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable, except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          6.5. Governmental Approvals and Filings. The Borrower shall, and shall
               ----------------------------------
cause each Subsidiary to, keep and maintain in full force and effect all Governmental Actions necessary in connection with execution and delivery of any Loan Document by any Loan Party, consummation by any Loan Party of the transactions hereon or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof by any Loan Party or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

          6.6. Maintenance of Properties. The Borrower shall, and shall cause
               -------------------------
each Subsidiary to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          6.7. Avoidance of Other Conflicts; Compliance with Law, etc.. The
               -------------------------------------------------------
Borrower shall not, and shall not permit any of its Subsidiaries to, violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with, and the Borrower shall, and shall cause each of its Subsidiaries to, comply with:

          (a)  Any or all Laws; and

          (b) its articles of incorporation of by-laws (or other constituent documents),

except for (x) matters set forth in Schedule 4.20 hereof and (y) matters that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.8. Financial Accounting Practices. The Borrower shall, and shall
               ------------------------------
cause each Subsidiary to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          6.9. Use of Proceeds. The Borrower shall apply the proceeds of all
               ---------------
Loans hereunder only for the following purposes: to refinance certain existing Indebtedness of the Borrower, for ongoing general corporate purposes (including working capital and bonus distributions) of the Borrower and its Subsidiaries, and Capital Expenditures, investments in Futurestep and acquisitions, all in the ordinary course of business of the Borrower. The Borrower and its Subsidiaries shall not use the proceeds of any Loans or other Credit Extensions hereunder directly or indirectly for any unlawful purpose, in any manner inconsistent with
Section 4.14 hereof, or inconsistent with any other provision of any Loan Document. All Letters of Credit shall be used for the purposes permitted by
Section 3.1(c) hereof.

          6.10. Continuation of or Change in Business. The Borrower and each of
                -------------------------------------
its Subsidiaries shall continue to engage in its business substantially as conducted and operated during the present fiscal year, and the Borrower shall not, and shall not permit any Subsidiary to, engage in any dissimilar line of business.

          6.11. Consolidated Tax Return. The Borrower shall not, and shall not
                -----------------------
suffer any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Borrower and its Subsidiaries.

          6.12. Fiscal Year. The Borrower shall not, and shall not suffer any of
                -----------
its Subsidiaries to, change its fiscal year or fiscal quarter, except with 90 days notice to the Agent; provided that no such change shall result in any fiscal quarter being more than 3 months in length.

          6.13. Domestic Significant Subsidiary Guaranty. Promptly upon any
                ----------------------------------------
Person being or becoming a Domestic Significant Subsidiary of the Borrower, the Borrower shall forthwith provide notice to the Agent and cause such Domestic Significant Subsidiary to execute and deliver to the Agent a Domestic Significant Subsidiary Guaranty, together with a certificate by the Secretary or an Assistant Secretary of such Domestic Significant Subsidiary dated the date of such Domestic Significant Subsidiary Guaranty as to (i) a true copy of the articles of incorporation and by-laws (or other constituent document) of such Domestic Significant Subsidiary in effect on such date, (ii) a true copy of all corporate action taken by such Domestic Significant Subsidiary relative to the execution and delivery of such Domestic Significant Subsidiary Guaranty and
(iii) the incumbency and signature of the officers of such Domestic Significant Subsidiary executing Domestic Significant Subsidiary Guaranty, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. If any Domestic Significant Subsidiary subsequently no longer qualifies as a Domestic Significant Subsidiary, such Domestic Significant Subsidiary shall remain obligated under this Agreement and the Domestic Significant Subsidiary Guaranty executed and delivered by it until such time as the Agent and the Required Lenders agree in writing to terminate such Domestic Significant Subsidiary Guaranty and release it from its obligations thereunder.

          6.14. Year 2000 Compliance. The Borrower shall, and shall cause each
                --------------------
of its Subsidiaries to, (a) take commercially reasonable efforts to assure that its and their computer-based and other systems are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could reasonably be expected to cause a Material Adverse Effect, and (b) at the request of the Agent, provide the Agent with assurances and substantiation reasonably acceptable to the Required Lenders as to the capability of the Borrower and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect.

                                  ARTICLE VII

                              NEGATIVE COVENANTS
                              ------------------

          The Borrower hereby covenants to the Agent, each Issuing Bank and each Lender as follows:

          7.1.  Financial Covenants.
                -------------------

          (a)   Consolidated Leverage Ratio. As of the end of each fiscal
                ---------------------------
quarter of the Borrower (commencing December 31, 1998), the Consolidated Leverage Ratio shall not exceed 2.5 to 1.

          (b)  Minimum Consolidated Tangible Net Worth. At all times,
               ---------------------------------------
Consolidated Tangible Net Worth shall not be less than the sum of (i) $50,000,000, plus (ii) 50% of the cumulative positive Consolidated Net Income for the two quarters ended April 30, 1999 and for each fiscal year thereafter (without deduction for any loss for any such period), plus (iii) 100% of the Net Cash Proceeds of any issuances of equity by the Borrower from the Closing Date until the last day of such fiscal year of the Borrower.

          (c)  Consolidated Interest Coverage Ratio. As of the end of each
               ------------------------------------
fiscal quarter of the Borrower for the four fiscal quarters ending on the last day of such fiscal quarter, commencing January 31, 1999, the Consolidated Interest Coverage Ratio shall not be less than 2.5 to 1.

          (d)  Exclusion of Certain Non-Recurring Charges. For purposes of
               ------------------------------------------
determining the Borrower's compliance with the financial covenants set forth in Sections7.1(a), (b) and (c) above, there shall be excluded from each such determination (and related calculations) the effects of the non-recurring charges to be incurred by the Borrower in connection with (i) the consummation of an initial primary public offering of equity securities of the Borrower, (ii) staff down-sizing, (iii) modification of stock repurchase agreements existing as of the date of this Agreement, and (iv) office nationalization; provided that the sum of all such non-recurring charges shall not exceed $88,500,000 in the aggregate.

          7.2. Liens. The Borrower shall not, and shall not permit any
               -----
Subsidiary to, at any time create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):

          (a) Liens existing on the date hereof securing obligations existing on the date hereof, as such Liens and obligations are listed in Schedule 7.2 hereto (and Liens securing successor obligations incurred to refinance predecessor obligations allowed under this subsection (a), provided that in each case the successor obligation is an obligation of the same Person subject to the predecessor Indebtedness and is not greater than the predecessor obligation immediately before such refinancing, and the Lien securing the successor obligation does not extend to any property other than that subject to the Lien securing the predecessor obligation immediately before such refinancing);

          (b) Liens arising from taxes, assessments, charges or claims described in Section 6.3 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to
Section 6.3;

          (c) Deposits or pledges of cash or securities in the ordinary course of business to secure (i) workmen's compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business;

          (d) Liens by a Borrower or Subsidiary on property securing all or part of the purchase price thereof, Liens relating to Capital Leases, and Liens (whether or not assumed) existing in property at the time of purchase thereof by the Borrower or a Subsidiary, provided that: (i) such Lien is created before or within 30 days after the purchase of such property by the Borrower or such Subsidiary (or is a Lien securing successor obligations incurred to refinance predecessor obligations allowed under this subsection (d), provided that in each case the successor obligation is an obligation of the same Person subject to the predecessor Indebtedness and is not greater than the predecessor obligation immediately before such refinancing, and the Lien securing the successor obligation does not extend to any property other than that subject to the Lien securing the predecessor obligation immediately before such refinancing), (ii) such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, (iii) the aggregate amount secured by all such Liens on any particular property at the time purchased by the Borrower or such Subsidiary, as the case may be, shall not exceed 100% of the lesser of the purchase price of such property or the fair market value of such property at the time of purchase ("purchase price" for this purpose including the amount secured by each such Lien thereon whether or not assumed), and (iv) the aggregate amount secured by all Liens described in this
Section 7.2(d) shall not at any time exceed $10,000,000; and

          (e) Zoning restrictions, easements, rights of way, minor restrictions or minor encroachments on the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Borrower or such Subsidiary.

          (f) Liens resulting from progress payments or partial payments under United States Government contracts or subcontracts thereunder;

          (g) Rights reserved to or vested in others to take or receive any part of the gas, oil, minerals, timber or power grown, developed, manufactured, generated, produced, transported, transmitted or processed on or by any property of the Borrower or any Subsidiary or to receive royalties, lease rentals or other payments or remuneration, services or benefits as a result of the acquisition, construction, development or operation thereof;

          (h) Liens of landlords, rights of set-off, statutory Liens of carriers, in each case imposed by law, and in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

          (i) leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries.

          (j) any (a) interest or title of a lessor or sublessor under any permitted lease, (b) restriction or encumbrance to which the interests or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

          (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

          (l) Liens arising from filing UCC financing statements related solely to leases permitted by this Agreement;

          (m) Liens on cash surrender value of life insurance policies to secure loans made against such policies and permitted by Section 7.3(f);

          (n) licenses of patents, trademarks and other intellectual property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or such Subsidiary;

          (o) any judgment or attachment Lien not constituting an Event of Default under Sections 8.01(g) or (h) hereof; and

"Permitted Lien" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any environmental Law. Nothing in this Section
7.2 shall be construed to limit any other restriction on Liens otherwise imposed in the Loan Documents.

          7.3. Indebtedness. The Borrower shall not, and shall not permit any
               ------------
Subsidiary to, at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (a) Indebtedness to the Lenders, the Issuing Banks and the Agent pursuant to this Agreement and the other Loan Documents;

          (b) Indebtedness of the Borrower and its Subsidiaries existing on the date hereof and listed in Schedule 7.3 hereof (and refinancings thereof, provided that in each case the successor Indebtedness is an obligation of the same Person subject to the predecessor Indebtedness and is not greater than the predecessor obligation immediately before such refinancing);

          (c) Indebtedness constituting intercompany loans and advances permitted by subsection (d) or (e) of Section 7.5 hereof;

          (d) Indebtedness for borrowed money or for the deferred purchase price of property secured by a Lien permitted by Section 7.2(d) hereof;

          (e) Indebtedness for borrowed money incurred by the Borrower and its Subsidiaries from time to time, provided that the aggregate principal amount of such Indebtedness shall not exceed $5,000,000 at any time.

          (f) Loans made by life insurance companies against life insurance policies issued by such companies from time to time; provided that the aggregate principal amount of such Indebtedness shall not exceed $45,000,000 at any time.

          7.4. Guaranties, Indemnities, etc. Except for those guaranties and
               ----------------------------
indemnities of the Borrower or any Subsidiary existing as of the Closing Date and listed on Schedule 7.4 hereto, the Borrower shall not, and shall not permit any Subsidiary to, be or become subject to or bound by any Guaranty Equivalent, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (a)  Any Domestic Significant Subsidiary Guaranties;

          (b)  Guaranty Equivalents existing on the date hereof and listed in
Schedule 7.4 hereto (and extensions, renewals and refinancings thereof and of the associated Assured Obligations on terms no more burdensome to such Borrower or Subsidiary than those existing immediately before such extension, renewal or refinancing);

          (c) Contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business; and

          (d) Indemnities by the Borrower or any Subsidiary of the liabilities of its directors or officers or employees in their capacities as such pursuant to provisions presently contained in their articles of incorporation or by-laws (or other constituent documents) or as permitted by Law.

          (e) Guaranty Equivalents of the Borrower on account of Indebtedness of Subsidiaries of Borrower permitted under Section 7.3(e) above.

          7.5. Loans, Advances and Investments. The Borrower shall not, and
               -------------------------------
shall not permit any Subsidiary to, at any time make or suffer to exist or remain outstanding any loan or advance to, or purchase, acquire or own
                                           --
(beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person (including without limitation downstreaming to Subsidiaries), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (a)  Loans and investments existing on the date hereof and listed in
Schedule 7.5 hereof (and extensions, renewals and refinancings thereof);

          (b) Receivables owing to the Borrower or any Subsidiary arising from sales of inventory under usual and customary terms in the ordinary course of business; and loans and advances extended by the Borrower or any Subsidiary to subcontractors or suppliers under usual and customary terms in the ordinary course of business;

          (c) advances to officers and employees of the Borrower and its Subsidiaries to meet expenses incurred by such officers and employees in the ordinary course of business and in amounts at any time outstanding not exceeding $1,000,000 to any one officer or employee and $6,000,000 in the aggregate;

          (d) Loans from a Subsidiary to the Borrower or to another Subsidiary (it being understood that the Borrower shall, at the request of the Required Lenders, forthwith cause each such Subsidiary to subordinate all such loans, then existing or thereafter arising, to the Obligations upon terms and conditions satisfactory to the Required Lenders);

          (e) Loans from the Borrower to a Subsidiary; provided that the aggregate principal amount of all such loans (excluding any such loan listed on Schedule 7.5 hereof) at any time shall not exceed $50,000,000.

          (f)  Equity interests in Subsidiaries;

          (g)  Cash Equivalent Investments; and

          (h) Loans from the Borrower to employees of the Borrower to finance the employees' acquisition of capital stock of the Borrower; provided that the aggregate principal amount of all such loans at any time shall not exceed $15,000,000.

By way of illustration, and without limitation, it is understood that the Borrower (for example) shall be deemed to have made an advance to a Subsidiary or Affiliate of the Borrower (for example): (x) to the extent that the Borrower transfers any property to such Subsidiary or Affiliate, and (y) to the extent that the Borrower pays any obligation of such Subsidiary or Affiliate. The amount of such advance shall be deemed to be, in the case of clause (x), the fair value of the property so transferred (but not less than cost), and in the case of clause (y), the amount so paid by the Borrower.

          7.6. Dividends and Related Distributions. The Borrower shall not, and
               -----------------------------------
shall not permit any Subsidiary to, declare or make any Stock Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except as follows:

          (a) A Subsidiary may declare and make Stock Payments so long as the Borrower receives its ratable share of such Stock Payments.

          (b) The Borrower may from time to time declare and make Stock Payments if such Stock Payment is payable solely in shares of capital stock (or options, warrants or rights therefor) of the Borrower.

          (c) The Borrower may from time to time declare and make cash Stock Payments on account of a dividend on, or purchase, redemption, retirement or acquisition of, its capital stock, if on the date of such payment (or, in the case of a dividend, on the date of declaration) (the "determination date"):

          (i) The aggregate amount of all Stock Payments declared or made or to be made under this Section 7.6(c) in the fiscal year of the Borrower containing the determination date, plus the proposed Stock Payment, does not exceed 10% of consolidated net income for the last complete fiscal year before the fiscal year containing the determination date;

          (ii) The aggregate amount of all Stock Payments declared or made from the date hereof to and including the determination date, plus the proposed Stock Payment, does not exceed 20% of consolidated net income from the first day of the fiscal year in which this Agreement is made to and including the last complete fiscal quarter before the determination date, considered as a single accounting period;

          (iii) No Event of Default or Potential Default shall exist at the determination date or immediately thereafter and after giving effect to such proposed declaration (for this purpose treating a dividend as made on the date declared), purchase, redemption, retirement or acquisition; and

          (iv) The Agent receives, with a copy for each Issuing Bank and each Lender, not later than the Business Day after the determination date a certificate signed by a Responsible Officer of the Borrower, dated such determination date, describing such Stock Payment, certifying that such Stock Payment is in compliance with the provisions of this Section 7.6(c), and including a statement in reasonable detail of the information and calculations necessary to establish compliance with this Section 7.6(c).

The Borrower shall not declare any dividend payable later than three days after declaration.

          7.7. Sale-Leasebacks. The Borrower shall not, and shall not permit any
               ---------------
Subsidiary to, at any time enter into or suffer to remain in effect any transaction to which the Borrower or such Subsidiary is a party involving the sale, transfer or other disposition by the Borrower or any Subsidiary of any property (now owned or hereafter acquired), with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing.

          7.8. Leases. The Borrower shall not, and shall not permit any
               ------
Subsidiary to, at any time enter into or suffer to remain in effect any lease, as lessee, of any property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (a) Operating leases of data processing equipment, office equipment, transportation equipment or office space used by the lessee in the ordinary course of business, provided that such leases will not result in the payment or accrual by the Borrower or any of its Subsidiaries of more than $25,000,000 in the aggregate in any twelve-month period;

          (b) Leases cancelable by the lessee without penalty on not more than 90 days' notice;

          (c) Leases by the Borrower as lessor to a Subsidiary as lessee or by a Subsidiary as lessor to the Borrower as lessee;

          (d)  Capitalized Leases permitted under Section 7.3 hereof; and

          (e) Other leases, to the extent that the Cash Lease Expense of the Borrower and its Subsidiaries with respect to such other leases does not exceed $1,000,000 in any fiscal year. As used herein, "Cash Lease Expense" for any fiscal year for any lease means the aggregate rental obligations of the Borrower or such Subsidiary, as the case may be, payable in such fiscal year (net of the amount of rent abatement actually received, if any, and net cash received from subleases thereof, but in any case including obligations for taxes, insurance, maintenance and similar costs which the lessee is obligated to pay under the terms of such leases and which are attributable to the lease for such fiscal year (whether accrued or paid during such fiscal year).

          7.9.  Mergers, Acquisitions, etc. The Borrower shall not, and shall
                --------------------------
not permit any Subsidiary to (v) merge with or into or consolidate with any other Person, (w) liquidate, wind-up, dissolve or divide, (x) acquire all or any substantial portion of the properties of any other Person other than in the ordinary course of business, or (y) agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (a) A Subsidiary may merge with or into or consolidate with any other wholly-owned Subsidiary, provided that the wholly-owned Subsidiary is the surviving corporation, no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction, and the board of directors or other governing body of the Subsidiary being merged or consolidated with or into the wholly-owned Subsidiary has approved the transaction; and

          (b) A wholly-owned Subsidiary may merge with the Borrower, provided that the Borrower shall be the surviving corporation, no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction, and the board of directors or other governing body of the wholly-owned Subsidiary being merged with the Borrower has approved the transaction.

          (c) Acquisitions by the Borrower or a Subsidiary that result in the Borrower or the relevant Subsidiary owning a controlling interest in the Person acquired or increasing an existing controlling interest in such Person, provided that the board of directors or other governing body of the Person being acquired or otherwise affected has approved the transaction.

          7.10. Dispositions of Properties and Other Assets. The Borrower shall
                -------------------------------------------
not, and shall not permit any Subsidiary to, sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any substantial portion of its properties or other assets, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (a) The Borrower and each Subsidiary may sell inventory in the ordinary course of business; and

          (b) The Borrower and each Subsidiary may dispose of equipment which is obsolete or no longer useful in the business of the Borrower or such Subsidiary.

By way of illustration, and without limitation, it is understood that the following are dispositions of property subject to this Section 7.10: any disposition of accounts, chattel paper or general intangibles, with or without recourse; any disposition of any leasehold interest; and any disposition of any capital stock in or indebtedness of any Subsidiary. Nothing in this Section
7.10 shall be construed to limit any other restriction on dispositions of property imposed in the Loan Documents.

          7.11. Issuance of Subsidiary Stock. The Borrower shall not suffer any
                ----------------------------
of its Subsidiaries to issue, sell, otherwise dispose or suffer to remain outstanding, voluntarily or involuntarily, any shares of such Subsidiary's capital stock, or any options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Subsidiary to issue any shares of its capital stock, except:

          (a) Shares of capital stock outstanding on the date hereof or issued by any Subsidiary to the Borrower in the future in exchange for a capital contribution made to such Subsidiary by the Borrower;

          (b) Options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements outstanding on the date hereof and set forth on Schedule 4.15 hereof; and shares of capital stock issued from time to time pursuant to and in accordance with the terms of the foregoing, including capital stock issued in connection with the stock option plans of Futurestep.; and

          (c) Shares of capital stock issued in connection with an initial public offering of equity of Futurestep.

          7.12. Dealings with Affiliates. The Borrower shall not, and shall not
                ------------------------
permit any Subsidiary to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of the Borrower, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

          (a) Existence and performance of contracts, agreements and arrangements in existence as of the date hereof and set forth in Schedule 7.12 hereof;

          (b) Directors and officers of the Borrower and its Subsidiaries may be compensated for services rendered in such capacity to the Borrower or such Subsidiary, provided that such compensation is in good faith and on terms no less favorable to the Borrower or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person, and, in the case of directors and executive officers, the board of directors of such Borrower or Subsidiary (including a majority of the directors having no direct or indirect interest in such transaction) approve the same;

          (c) Transactions in the ordinary course of business and consistent with past practices between a Subsidiary of the Borrower, on the one hand, and the Borrower or another Subsidiary of the Borrower, on the other hand, in good faith and, in the case of Subsidiaries that are not 80% owned by the Borrower, on terms no less favorable to the Borrower or either such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person;

          (d) Other transactions with Affiliates in good faith and on terms no less favorable to the Borrower or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person, as to which the board of directors of such Borrower or Subsidiary (including a majority of the directors having no direct or indirect interest in such transaction) approve such transaction and determine that such terms are no less favorable to the Borrower or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person; provided, that neither the Borrower nor any of its
                          --------
Subsidiaries shall enter into any such transaction or series of related transactions having a value in excess of $10,000,000 unless the Agent has received a copy of the foregoing resolution of such board of directors and an opinion from an independent financial advisor reasonably acceptable to the Required Lenders to the effect that such transaction is fair to the Borrower or such Subsidiary from a financial point of view;

          (e) Loans from the Borrower to employees of the Borrower to finance the employees' acquisition of capital stock of the Borrower made in good faith and subject to Section 7.5(h) hereof.

          7.13. Limitation on Other Restrictions on Dividends by Subsidiaries,
                --------------------------------------------------------------
etc. The Borrower shall not permit any Subsidiary to be or become subject to any
---
restriction of any nature (whether arising by operation of Law, by agreement, by its articles of incorporation, by-laws or other constituent documents of such Subsidiary, or otherwise) on the right of such Subsidiary from time to time to
(w) declare and pay Stock Payments with respect to capital stock owned by the Borrower or any Subsidiary, (x) pay any indebtedness, obligations or liabilities from time to time owed to the Borrower or any Subsidiary, (y) make loans or advances to the Borrower or any Subsidiary, or (z) transfer any of its properties or assets to the Borrower or any Subsidiary, except:

          (a)   Restrictions pursuant to the Loan Documents;

          (b) Legal restrictions of general applicability under the corporation law under which such Subsidiary is incorporated, and fraudulent conveyance or similar laws or general applicability for the benefit of creditors of such Subsidiary generally;

          (c) With respect to clause (z) above: (i) non-assignment provisions of any executory contract or of any lease by the Borrower or such Subsidiary as lessee, and (ii) restrictions on transfer of property subject to a Permitted Lien for the benefit of the holder of such Permitted Lien; and

          (d) Any restriction contained in an agreement or instrument applicable to a Subsidiary acquired by the Borrower or a Subsidiary after the date hereof, which restriction was not entered into in connection with or in contemplation of such acquisition, and which restriction is not applicable to any Person, property or assets, other than such acquired Subsidiary and its property and assets.

          7.14. Limitation on Other Restrictions on Liens. The Borrower shall
                -----------------------------------------
not, and shall not permit any Subsidiary to, enter into, become or remain subject to any agreement or instrument to which the Borrower or such Subsidiary is a party or by which either of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit the grant of any Lien upon any of its properties (now owed or hereafter required), except:

          (a)   The Loan Documents; and

          (b) (i) Restrictions pursuant to non-assignment provisions of any executory contract or of any lease by the Borrower or such Subsidiary as lessee, and (ii) restrictions on granting Liens on property subject to a Permitted Lien for the benefit of the holder of such Permitted Lien.

                                 ARTICLE VIII
                                   DEFAULTS
                                   --------

          8.1.  Events of Default. An Event of Default shall mean the occurrence
                -----------------
or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

          (a) The Borrower shall fail to pay when due principal of any Loan, any Reimbursement Obligation or any required cash collateralization of outstanding Letters of Credit.

          (b) Any Loan Party shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document and such failure shall have continued for a period of five
(5) Business Days.

          (c) Any representation or warranty made or deemed made by any Loan Party in or pursuant to or in connection with any Loan Document, or any statement made by any Loan Party or any Subsidiary of any Loan Party in any financial statement, certificate, report, exhibit or document furnished by any Loan Party to the Agent, any Issuing Bank or any Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading.

          (d) The Borrower shall default in the performance or observance of any covenant contained in Article VII hereof or any of the covenants contained in Sections 2.8, 6.1(g)(i), 6.9, 6.11, 6.12 or 6.13 hereof.

          (e) Any Loan Party shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Loan Document and (i) in the case of a default under Section 6.1 hereof (other than as referred to in subsection (g)(i) thereof) such default shall have continued for a period of ten days and (ii) in the case of any other default such default shall have continued for a period of 30 days after the earlier of (A) the date on which any Responsible Officer of the Borrower first has knowledge of such a default, or (B) after notice from Agent.

          (f) Any Cross-Default Event shall occur with respect to any Cross-Default Obligation. As used herein, "Cross-Default Obligation" shall mean any indebtedness for borrowed money in an aggregate amount of no less than $5,000,000 (or set of related Indebtedness for borrowed money) of any Loan Party or any Subsidiary or any Loan Party or any Indebtedness or Guaranty Equivalent relating to Indebtedness of any Loan Party or any Subsidiary or any Loan Party, or any agreement or instrument creating, evidencing or securing such Indebtedness or Guaranty Equivalent relating to Indebtedness. As used herein, "Cross-Default Event" with respect to a Cross-Default Obligation shall mean the occurrence of any default, event or condition which cause or which would permit any Person to cause all or any part of such Cross-Default Obligation to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or failure to pay all or any part of such Cross-Default Obligation at its stated maturity.

          (g) One or more judgments for the payment of money shall have been entered against the Borrower or any Subsidiary, which judgment or judgments exceed $5,000,000 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of 30 consecutive days.

          (h) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $5,000,000 shall have been issued against the Borrower or any Subsidiary or any of their respective properties and shall have remained undischarged and unstayed for a period of 30 consecutive days

          (i) Any Loan Document or term or provision thereof shall cease to be in full force and effect (except in accordance with the express terms of such Loan Document), or any Loan Party shall, or shall purport to, terminate (except in accordance with the terms of such Loan Document), repudiate, declare voidable or void or otherwise contest, any Loan Document or term or provision thereof or any obligation or liability of any Loan Party thereunder.

          (j) An event or condition has occurred which has resulted in (a) a material adverse effect on the business, operations, or condition (financial or otherwise) of the North American operations of the Borrower and its Subsidiaries or of the Borrower and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Loan Parties to perform or comply with any of the terms and conditions of any Loan Document, or (c) an adverse effect on the legality, validity, binding effect, or enforceability of any Loan Document, or the ability of the Agent or any Lender to enforce any rights or remedies under or in connection with any Loan Document.

          (k)  Any one or more Pension-Related Events referred to in subsection
(a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred; or any one or more other one or more other Pension-Related Events shall have occurred and the Required Lenders shall determine in good faith (which determination shall be conclusive) that such other Pension-Related Events, individually or in the aggregate, could have a Material Adverse Effect.

          (l)  A Change of Control of the Borrower shall have occurred.

          (m) A proceeding shall have been instituted in respect of any Loan Party or any Subsidiary of any Loan Party

               (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

               (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of ninety consecutive days.

          (n) Any Loan Party or any Subsidiary of any Loan Party shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its or his business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 8.1(m)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 8.1(m)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its or his property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property (except to the extent expressly permitted by Section 7.10 hereof); or shall take any action in furtherance of any of the foregoing.

          8.2. Consequences of an Event of Default.
               -----------------------------------

          (a) If an Event of Default specified in subsections (a) through (l) of Section 8.1 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Agent, any Issuing Bank or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans hereunder, the Issuing Banks shall be under no further obligation to issue Letters of Credit hereunder and the Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, from time to time do any or all of the following:

          (i) Declare the Commitments terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

          (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations (including but not limited to any outstanding Reimbursement Obligations and any obligation to cash collateralize outstanding Letters of Credit) to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

          (b)  If an Event of Default specified in subsection (m) or (n) of
Section 8.1 hereof shall occur or exist, then, in addition to all other rights and remedies which the Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans and the Issuing Banks shall be under no further obligation to issue Letters of Credit, and the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations (including but not limited to outstanding Reimbursement Obligations and the obligation to cash collateralize outstanding Letters of Credit) shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                                  ARTICLE IX
                                   THE AGENT
                                   ---------

          9.1. Appointment. Each Lender hereby irrevocably (subject to Section 9.10) appoints Mellon to act as Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon hereby agrees to act as Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 9.10 hereof. Each Lender hereby irrevocably authorizes the Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Agent. Each Lender agrees that the rights and remedies granted to the Agent under the Loan Documents shall be exercised exclusively by the Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

          9.2. General Nature of Agent's Duties. Notwithstanding anything to the
               --------------------------------
contrary elsewhere in this Agreement or in any other Loan Document:

          (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Agreement or any Loan Document or shall otherwise exist.

          (b) The duties and responsibilities of the Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Lender.

          (c) The Agent is and shall be solely the agent of the Lenders. The Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, any Loan Party or any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Lenders as provided in this Agreement and the other Loan Documents).

          (d) The Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

          9.3. Exercise of Powers. The Agent shall take any action of the type
               ------------------
specified in this Agreement or any other Loan Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Lenders (or some other Person or set of Persons), in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Lenders. The Agent shall not have any liability to any Person as a result of (x) the Agent acting or refraining from acting in accordance with the directions of the Required Lenders (or other applicable Person or set of Persons), (y) the Agent refraining from acting in the absence of instructions to act from the Required Lenders (or other applicable Person or set of Persons), whether or not the Agent has discretionary power to take such action, or (z) the Agent taking discretionary action it is authorized to take under this Section 9.3 (subject, in the case of this clause (z), to the provisions of Section 9.4(a) hereof).

          9.4. General Exculpatory Provisions. Notwithstanding anything to the
               ------------------------------
contrary elsewhere in this Agreement or any other Loan Document:

          (a) The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct.

          (b) The Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Loan Document,
(iii) any failure of any Loan Party or Lender to perform any of their respective obligations under this Agreement or any other Loan Document, (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time, or (v) caring for, protecting, insuring, or paying any taxes, charges or assessments with respect to any collateral.

          (c) The Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of any Loan Party, (ii) the business, operations, condition (financial or otherwise) or prospects of any Loan Party or any other Person, or (iii) except to the extent set forth in Section 9.5(f) hereof, the existence of any Event of Default or Potential Default.

          (d) The Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Agent to such Lender.

          9.5. Administration by the Agent.
               ---------------------------

          (a) The Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

          (b) The Agent may consult with legal counsel (including, without limitation, in-house counsel for the Agent or in-house or other counsel for any Loan Party), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

          (c) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Loan Party or Lender, such matter may be established by a certificate of such Loan Party or Lender, as the case may be, and the Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

          (d) The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

          (e) The Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in fact selected by it with reasonable care.

          (f) The Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Agent has received notice from a Lender or any Loan Party referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default". If the Agent receives such a notice, the Agent shall give prompt notice thereof to each Lender.

          9.6. Lender Not Relying on Agent or Other Lenders. Each Lender
               --------------------------------------------
acknowledges as follows: (a) Neither the Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by the Agent or any other Lender shall be deemed to constitute any representation or warranty by the Agent or such other Lender to it. (b) It has, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents. (c) It will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

          9.7.  Indemnification. Each Lender agrees to reimburse and indemnify
                ---------------
the Agent and its directors, officers, employees and agents (to the extent not reimbursed by a Loan Party and without limitation of the obligations of the Loan Parties to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel for the Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan or Letter of Credit, provided that no
                                                              --------
Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of the Agent or such other Person. Payments under this Section 9.7 shall be due and payable on demand, and to the extent that any Lender fails to pay any such amount on demand, such amount shall bear interest for each day from the date of demand until paid (before and after judgment) at a rate per annum (calculated on the basis of a year of 365/366 days and actual days elapsed) which for each day shall be equal to the Federal Fund Effective Rate in effect for such day.

          9.8.  Agent in its Individual Capacity. With respect to its
                --------------------------------
Commitments and the Obligations owing to it, the Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lenders," "holders of Notes," "Issuing Bank" and like terms shall include the Agent in its individual capacity as such. The Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, and engage in any other business with, any Loan Party and any stockholder, subsidiary or affiliate of any Loan Party, as though the Agent were not the Agent hereunder.

          9.9.  Holders of Notes. The Agent may deem and treat the Lender which
                ----------------
is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a Transfer Supplement with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with Section
10.14 hereof. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

          9.10. Successor Agent. The Agent may resign at any time by giving 10
                ---------------
days' prior written notice thereof to the Lenders and the Borrower. The Agent may be removed by the Required Lenders at any time by giving 10 days' prior written notice thereof to the Agent, the other Lenders and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Agent shall be given to each Lender, and all payments to be made to the Agent shall be made directly to the Borrower or Lender for whose account such payment is made.

          9.11. Additional Agents. If the Agent shall from time to time deem it
                -----------------
necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lenders, the Agent and the Borrower shall (and the Borrower shall cause the other Loan Parties to) execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Agent, to act as co-Agent or agent with respect to any part of the collateral, with such powers of the Agent as may be provided in such supplemental agreement, and to vest in such bank, trust company or Person as such co-Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Agent under this Agreement or any other Loan Document.

          9.12. Calculations. The Agent shall not be liable for any calculation,
                ------------
apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Loan Party, to recover such amount from the appropriate Loan Party.

          9.13. Agent's Fee. The Borrower agrees to pay to the Agent, for its
                -----------
individual account, a nonrefundable Agent's fee in an amount and at such time or times as the Agent and the Borrower have heretofore agreed in the fee letter.

          9.14. Funding by Agent. Unless the Agent shall have been notified in
                ----------------
writing by any Lender not later than the close of business on the day before the day on which Loans are requested by the Borrower to be made that such Lender will not make its ratable share of such Loans, the Agent may assume that such Lender will make its ratable share of the Loans, and in reliance upon such assumption the Agent may (but in no circumstances shall be required to) make available to the Borrower a corresponding amount. If and to the extent that any Lender fails to make such payment to the Agent on such date, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the Borrower shall pay such amount on demand), together with interest, for the Agent's own account, for each day from and including the date of the Agent's payment to and including the date of repayment to the Agent (before and after judgment) at the rate or rates per annum applicable to such Loans. All payments to the Agent under this Section shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, without set-off, withholding, counterclaim or other deduction of any nature.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

          10.1. Holidays. Whenever any payment or action to be made or taken
                --------
hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business

Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

          10.2. Records. The unpaid principal amount of the Loans owing to each
                -------
Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Lender's Revolving Credit Committed Amount and the accrued and unpaid fees owing for each Lender and each Issuing Bank shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error. The unpaid Reimbursement Obligations, the unpaid interest accrued thereon and the interest rate on rates applicable thereto shall at all times be ascertained from the records of the applicable Issuing Bank, which shall be conclusive absent manifest error.

          10.3. Amendments and Waivers. Neither this Agreement nor any Loan
                ----------------------
Document may be amended, modified or supplemented except in accordance with the provisions of this Section 10.3. The Agent and the Borrower may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions, or changing in any manner the rights and duties of any Loan Party, the Agent, any Issuing Bank or any Lender. Any such amendment, modification or supplement made by Borrower and the Agent in accordance with the provisions of this Section shall be binding upon the Borrower, each Lender, each Issuing Bank and the Agent. The Agent shall enter into such amendments, modifications or supplements from time to time as directed by the Required Lenders, and only as so directed, provided, that no such amendment, modification or supplement may be made which
--------
will:


          (a) Increase the Revolving Credit Committed Amount of any Lender over the amount thereof then in effect, or extend the Revolving Credit Maturity Date, without the written consent of each Lender affected thereby;

          (b) Reduce the principal amount of or extend the scheduled final maturity or time for any scheduled payment of principal of any Loan, or reduce the rate of interest or extent the time for payment of interest borne by any Loan (other than as a result of waiving the applicability of any increase in interest rates applicable to overdue amounts), or extend the time for payment of or reduce the amount of any Revolving Credit Commitment Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Loan Document, without the written consent of each Lender affected thereby;

          (c)   Change the definition of "Required Lenders" or amend this
Section 10.3, without the written consent of all the Lenders; or

          (d) Amend or waive any of the provisions of Article IX hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent; or

          (e) Amend or waive any of the provisions of Article III, or impose additional duties on an Issuing Bank or otherwise adversely affect the rights, interests or obligations of an Issuing Bank without the consent of the affected Issuing Bank;

and provided further, that Transfer Supplements may be entered into in the
    -------- -------
manner provided in Section 10.14 hereof. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

          10.4. No Implied Waiver; Cumulative Remedies. No course of dealing and
                --------------------------------------
no delay or failure of the Agent, any Issuing Bank or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent, the Issuing Banks and the Lenders under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

          10.5. Notices.
                -------

          (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any Loan Document shall be in writing (including telexed and telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telex or telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice to the Agent, any Issuing Bank or any Lender shall be effective when received. Any such properly given notice to the Borrower shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or telecopy communication, one Business Day after delivery to a nationally-recognized overnight courier, or three Business Days after deposit in the mail.

          (b) Any Issuing Bank or any Lender giving any notice to the Borrower or any other party to a Loan Document shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Issuing Bank and the other Lenders (as the case may be) of the receipt by it of any such notice.

          (c) The Agent, each Issuing Bank and each Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower or any other Loan Party, and neither the Agent, any Issuing Bank nor any Lender shall have any duty to verify the identity or authority of any Person giving such notice.

          10.6. Expenses; Taxes; Indemnity.
                --------------------------

          (a) The Borrower agrees to pay or cause to be paid and to save the Agent, each Issuing Bank and each of the Lenders harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, and all other professional and accounting costs) incurred by the Agent, any Issuing Bank or any Lender from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, (iii) the enforcement or preservation of, or disputes concerning, rights under this Agreement or any Loan Document or any act or omission relating thereto (including but not limited to any such costs or expenses arising from or relating to collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by the Agent, any Issuing Bank or any Lender, and
(iv) any work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents.

          (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Agent, any Issuing Bank or any Lenders to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Agent, each Issuing Bank and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

          (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan, but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of such Indemnified Party. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

          10.7.  Severability. The provisions of this Agreement are intended to
                 ------------
be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          10.8.  Prior Understandings. This Agreement and the other Loan
                 --------------------
Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

          10.9.  Duration; Survival. All representations and warranties of the
                 ------------------
each Loan Party contained herein or in any other in the Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by or knowledge of the Agent, any Issuing Bank or any Lender, the making of any Loan or issuance of any Letter of Credit, or any other event or condition whatever. All covenants and agreements of each Loan Party contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify the Agent, any Issuing Bank or any Lender shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever. In addition, all obligations of each Issuing Bank and each Lender to make payments to or indemnify the Agent shall survive the payment in full by the Borrower of all Obligations, termination of the Borrower's right to borrow hereunder, and all other events or conditions whatever.

          10.10. Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          10.11. Limitation on Payments. The parties hereto intend to conform to
                 ----------------------
all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of any Issuing Bank or any Lender, and each Issuing Bank and each Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Issuing Bank or such Lender.

          10.12. Set-Off. The Borrower hereby agrees that if any Obligation of
                 -------
the Borrower shall be due and payable (by acceleration or otherwise) and an Event of Default shall have occurred and be continuing, the Agent, each Issuing Bank and each Lender shall have the right, without notice to the Borrower, to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to the Borrower by the Agent, such Issuing Bank or such Lender (as the case may be), including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by the Borrower with the Agent, such Issuing Bank or such Lender (as the case may be). Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Agent, such Issuing Bank or such Lender or any other Person shall have given notice or made any demand to the Borrower or any other Person, whether such indebtedness, obligation or liability owed to the Borrower is contingent, absolute, matured or unmatured (it being agreed that the Agent, such Issuing Bank or such Lender may deem such indebtedness, obligation or liability to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Agent, any Issuing Bank or any Lender or any other Person. The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which the Agent, any Issuing Bank or any Lender (or any such Participant, branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

          10.13. Sharing of Collections. The Lenders hereby agree among
                 ----------------------
themselves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Obligation contemplated by this Agreement or the other Loan Documents to be made by the Borrower Pro Rata to all Lenders in greater proportion than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section 10.13 so that, in effect, all such excess amounts will be shared ratably among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Obligations owed to such other Lenders in such amount as shall result in a ratable sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Lender hereunder.

          10.14. Successors and Assigns; Participations; Assignments.
                 ---------------------------------------------------

          (a)    Successors and Assigns. This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the Borrower, the Issuing Banks, the Lenders, all future holders of the Notes, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of all the Lenders, the Issuing Banks and the Agent, and any purported assignment without such consent shall be void.

          (b)    Participations. Any Lender may, in the ordinary course of its
                 --------------
commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and any Note held by it); provided, that

          (i) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged,

          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

          (iii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

          (iv)   such Participant shall be bound by the provisions of Section
     10.13 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound, and

          (v) no Participant (unless such Participant is an affiliate of such Lender, or is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described in subsections (a), (b), (c) or (e) of Section 10.3 hereof.

The Borrower agrees that any such Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 10.6 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no such
                                                         --------
Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

          (c)    Assignments. Any Lender may, in the ordinary course of its
                 -----------
commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitments and Loans owing to it and any Note held by it) to any Eligible Assignee (each a "Purchasing Lender"); provided, that

          (i) any such assignment to a Purchasing Lender which is not (A) a Lender or (B) a Person that is primarily engaged in the business of commercial banking and that is (1) a Subsidiary of a Lender, (2) a Subsidiary of a Person of which a Lender is a Subsidiary, or (3) a Person of which a Lender is a Subsidiary, shall be made only with the consent of the Borrower (which consent of Borrower shall not be unreasonably withheld) and the Agent,

          (ii) if a Lender makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, such transferor Lender shall retain, after such assignment, a minimum principal amount of $5,000,000 of the Commitments and Loans then outstanding, and such assignment shall be in a minimum aggregate principal amount of $5,000,000 of the Commitments and Loans then outstanding,

          (iii) each such assignment shall be of a constant, and not a varying, percentage of each Commitment of the transferor Lender and of all of the transferor Lender's rights and obligations under this Agreement and the other Loan Documents, and

          (iv) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit D to this Agreement, duly completed (a "Transfer Supplement").

In order to effect any such assignment, the transferor Lender and the Purchasing Lender shall execute and deliver to the Agent a duly completed Transfer Supplement (including the consents required by clause (i) of the preceding sentence) with respect to such assignment, together with any Note subject to such assignment (the "Transferor Lender Notes") and a processing and recording fee of $3,500; and, upon receipt thereof, the Agent shall accept such Transfer Supplement. Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the close of business at the Agent's Office on the Transfer Effective Date specified in such Transfer Supplement

          (x) the Purchasing Lender shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Lender hereunder, and

          (y) the transferor Lender thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

On or prior to the Transfer Effective Date specified in an Transfer Supplement, the Borrower shall execute and deliver to the Agent (for delivery to the Purchasing Lender) new Notes evidencing such Purchasing Lender's assigned Commitments or Loans and (for delivery to the transferor Lender) replacement Notes in the principal amount of the Loans or Commitments retained by the transferor Lender (such Notes to be in exchange for, but not in payment of, those Notes then held by such transferor Lender). Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The Agent shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest and accrued fees shall be paid to the Purchasing Lender at the same time or times provided in the predecessor Notes and this Agreement.

          (d)  Register. The Agent shall maintain at its office a copy of each
               --------
Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e)    Financial and Other Information. Subject to the confidentiality
                 -------------------------------
provisions in Section 10.16 hereof, the Borrower authorizes the Agent and each Lender to disclose to any Participant or Purchasing Lender (each, a "transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning any Loan Party and their respective Subsidiaries and affiliates which has been or may be delivered to such Person by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document or such Person's credit evaluation of any Loan Party and their respective Subsidiaries and affiliates. At the request of any Lender, the Borrower shall provide to each prospective transferee the conformed copies of documents referred to in Section 4 of the form of Transfer Supplement subject to the confidentiality provisions in Section 10.16 hereof.

          (f)    Assignments to Federal Reserve Bank. Any Lender may at any time
                 -----------------------------------
assign all or any portion of its rights under this Agreement, including without limitation any Loans owing to it, and any Note held by it to a Federal Reserve Bank. No such assignment shall relieve the transferor Lender from its obligations hereunder.

          10.15. Governing Law; Submission to Jurisdiction:  Waiver of Jury
                 ----------------------------------------------------------
Trial; Limitation of Liability.
------------------------------

          (a)    Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS AND
                 -------------
ANY CLAIM, ACTION, SUIT OR PROCEEDING OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

          (b)    Certain Waivers. THE BORROWER HEREBY IRREVOCABLY AND
                 ---------------
UNCONDITIONALLY:

          (i) AGREES THAT ANY CLAIM, ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY) (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY, PENNSYLVANIA, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

          (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE BORROWER;

          (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE

     BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 10.5 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

          (iv)   WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

          (c)    Limitation of Liability.TO THE FULLEST EXTENT PERMITTED BY LAW,
                 -----------------------
NO CLAIM MAY BE MADE BY THE BORROWER AGAINST THE AGENT, ANY ISSUING BANK, ANY LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THEM FOR ANY PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH PUNITIVE DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

          10.16. Confidentiality. Each Lender, each Issuing Bank and the Agent
                 ---------------
shall hold all non-public information obtained in connection with this Agreement or obtained by it based on a review of the books and records of the Company or any of its Subsidiaries in accordance with such Lender's Issuing Lender's or Agent's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Borrower that in any event a Lender may make disclosures to Affiliates and professional advisors of such Lender or disclosures reasonably required by (a) any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or (b) by any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that,
                                                               --------
(x) unless specifically prohibited by applicable law or court order, each Lender, Issuing Lender and Agent shall promptly notify the Borrower of any request by any governmental agency or representative thereof (other than any request in connection with any examination of the financial condition of such Lender by any governmental agency) for disclosure of any such non-public information and (y) prior to any such disclosure pursuant to this Section 10.16 each Lender, each Issuing Lender and each Agent, as the case may be, shall require any such bona fide transferee, participant and assignee to agree to be
                 ---- ----
bound by this Section 10.16 and to require such Person to require any other Person to whom such Person discloses any such nonpublic information to be similarly bound by this Section 10.16; and provided, further that in no event
                                           --------  -------
shall any Lender be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein.

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

ATTEST:                             KORN/FERRY INTERNATIONAL

By /s/ Donna Ambrose                By /s/ Elizabeth S.C.S. Murray
   -----------------------------       --------------------------------
   Assistant Treasurer              Title: Executive Vice President and
                                           Chief Financial Officer

[Corporate Seal]
                                    Address for Notices:

                                    Korn/Ferry International
                                    1800 Century Park East 900
                                    Los Angeles, CA 90067
                                    Attn: Donna Ambrose
                                    Telephone:  (310) 556-8523
                                    Facsimile:  (310) 553-8640


                                    MELLON BANK, N.A., as a Lender, as Issuing
                                    Bank, and as Agent

                                    By /s/ John McCabe
                                       --------------------------------
                                     Title: Senior Vice President

                                    Initial Revolving Credit
                                    Committed Amount:           $30,000,000

                                    Commitment Percentage:       60.0%

                                    Address for Notices:


                                    Mellon Bank, N.A.
                                    Three Mellon Bank Center
                                    (153-1203)
                                    Pittsburgh, PA 15259
                                    Attn: Daris Pelmon
                                          Documentation Analyst
                                    Telephone:  (412) 234-5898
                                    Facsimile:  (412) 209-6127

                                    and

                                    Mellon Bank, N.A.
                                    400 South Hope Street, 5th Floor
                                    Los Angeles, CA 90071
                                    Attn: Richard Spelke and Joon Kang
                                    Telephone:  (213) 553-9544
                                    Facsimile: (213) 629-0492

                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION, as a Lender


                                    By /s/ Paul Sutherlen
                                       -------------------------------------
                                     Title: Vice President

                                    Initial Revolving Credit
                                    Committed Amount:          $20,000,000

                                    Commitment Percentage:     40.0%

                                    Address for Notices:

                                    Domestic and Offshore Lending Office:

                                    Bank of America National Trust and Savings
                                    Association
                                    333 South Beaudry Avenue, 11th Floor
                                    Los Angeles, CA 90017-1486
                                    Attn: Karen L. Bjork
                                          Authorized Officer
                                    Telephone:  (213) 345-7765
                                    Facsimile:  (213) 345-7797

                                    Bank of America National Trust and Savings
                                    Association, as an Issuing Bank

                                    Trade Operations Center # 2262
                                    333 South Beaudry Ave. 19th Floor
                                    Los Angeles, CA 90017-1486
                                    Attn: Sandra M. Leon
                                          Vice President
                                    Telephone:  (213) 345-5231
                                    Facsimile:  (213) 345-6694

                                    For Notices (other than requests for Credit
                                    Extensions):

                                    Bank of America National Trust and Savings
                                    Association
                                    c/o Los Angeles Regional Commercial Banking
                                    Office # 1459
                                    525 South Flower St., Mezzanine
                                    Los Angeles, CA 90071-2202
                                    Attn: Paul F. Sutherlen
                                          Vice President
                                    Telephone: (213) 345-6964
                                    Facsimile: (213) 345-6983